Exhibit 6.45

NOTE PURCHASE AND SECURITY AGREEMENT

THIS NOTE PURCHASE AND SECURITY AGREEMENT (this “Agreement”), is made as of February 27, 2026, by and among Coyuchi, Inc., a California corporation (the “Company”), and Home Decor Brands, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, Purchaser and the Company desire to enter into a financing transaction whereby the Company will issue to Purchaser a convertible promissory note subject to the terms and conditions specified in this Agreement.

The parties hereby agree as follows:

1. Purchase and Sale of Note.

1.1 Sale and Issuance of Note.

(a) Simultaneously with the Closing, the Company and certain of its shareholders shall have entered into that certain Dividend Payment and Debt Financing Agreement (the “Financing Agreement”) and a Second Amended and Restated Voting Agreement.

(b) At the Closing, subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Company agrees to issue and sell to the Purchaser the convertible note in substantially the form attached hereto as Exhibit A in the aggregate principal amount of Four Million Dollars ($4,000,000). The convertible note issued and sold to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the “Note.” The Note is convertible into equity securities of the Company on the terms and conditions set forth in the Note and the Financing Agreement (such equity securities, whether issued or issuable, and any securities issued as a distribution thereon or upon conversion thereof, the “Conversion Securities”).

1.2 Closing; Delivery.

(a) The purchase and sale of the Note shall take place remotely via the exchange of documents and signatures as of the date set forth above or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(b) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company shall issue and sell to the Purchaser at the Closing a Note in the aggregate principal amount of Four Million Dollars ($4,000,000) against payment by the Purchaser of the principal amount of the Note payable by wire transfer to a bank account designated by the Company.

(c) Use of Proceeds. The Company agrees that the proceeds of the Note shall be used to pay fees and expenses in connection with this Agreement and for working capital and general corporate purposes.

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1.3 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any stockholder, director, officer or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b) “Charter” means the Company’s Fifth Amended and Restated Articles of Incorporation filed with the California Secretary of State on November 14, 2024.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Collateral” has the meaning ascribed to such terms in Section 7.1 hereof.

(e) “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases as are or will be used by the Company in the conduct of the Company’s business as now conducted.

(f) “Debt” means, without duplication, all indebtedness and other obligations for borrowed money owed by the Company, including (i) all long or short term debt obligations of the Company evidenced by notes, bonds, debentures or similar instruments, (ii) all obligations of the Company in respect of leases classified as capitalized lease obligations, (iii) all obligations of the Company under any currency, interest rate or other similar hedging agreement or arrangement, (iv) all guarantees made by the Company with respect to the foregoing clauses (i) through (iii), (v) all obligations under any letters of credit (whether drawn or undrawn) and (vi) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations described in the foregoing clauses (i) through (v).

(g) “Existing Senior Loan” means the Credit and Security Agreement dated as of June 5, 2025, among the Company, the Lenders (as defined therein) and ABL OPCO LLC as administrative agent.

(h) “Fraud” means an intentional and willful misrepresentation by such party that constitutes actual common law fraud (and not constructive fraud or negligent misrepresentation) under the laws of the State of Delaware.

(i) “Key Employee” means any executive-level employee.

(j) “Knowledge” including the phrases “to the Company’s knowledge” and “to the knowledge of the Company” shall mean the actual knowledge of Sylvia Mazzucchelli, the Company’s Chief Executive Officer, Victoria Grahan, the Company’s President, and Neil Kee, the Company’s Chief Financial Officer.

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(k) “Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

(l) “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

(m) “Material Adverse Effect” means, other than changes, effects or circumstances that are the result of economic factors affecting the economy as a whole or that are the result of factors generally affecting the industry or specific markets in which the Company competes, (a) a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company as a whole; (b) a material adverse effect upon the Collateral or upon the legality, validity, binding effect or enforceability against the Company of this Agreement; (c) a material impairment in the perfection or priority of Purchaser’s Lien in the Collateral; or (d) a material adverse effect on the rights and remedies of the Purchaser under the Transaction Documents.

(n) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(o) “Purchaser” has the meaning set forth in the preamble.

(p) “Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

(q) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(r) “Transaction Documents” means this Agreement, the Financing Agreement, the Note, the Second Amended and Restated Voting Agreement, dated as of the date hereof, and any other agreements, instruments or documents entered into in connection with this Agreement.

(s) “UCC” has the meaning ascribed to such terms in Section 7.1 hereof.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated.

For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5, and 2.6), the term the “Company” shall include any subsidiaries of the Company.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

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2.2 Capitalization.

(a) The capital of the Company consists, immediately prior to the Closing, of: 56,600,000 authorized shares of Common Stock; 1,100,000 authorized shares of Series A Preferred Stock; 16,000,000 authorized shares of Series B Preferred Stock; 18,600,000 authorized shares of Series C Preferred Stock; and 8,000,000 shares of Series D Preferred Stock, of which:

(i) 12,796,516 shares of Common Stock are issued and outstanding immediately prior to the Closing;

(ii) 512,789 shares of Series A Preferred Stock are issued and outstanding immediately prior to the Closing;

(iii) 6,036,922 shares of Series B Preferred Stock are issued and outstanding immediately prior to the Closing;

(iv) 6,220,911.04 shares of Series C Preferred Stock are issued and outstanding immediately prior to the Closing;

(v) 7,588,855 shares of Series D Preferred Stock are issued and outstanding immediately prior to the Closing;

(vi) The rights, privileges and preferences of the Common Stock and Preferred Stock are as stated in the Charter.

(b) Section 2.2(b) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock and Preferred Stock; (ii) outstanding shares subject to any equity incentive plan; and (iii) warrants and other equity purchase rights, if any. Except for the Note and the rights provided in the Charter, there are no outstanding options, warrants, rights (including conversion, subscription, exchange or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, that could require the Company to issue, sell or otherwise cause to become outstanding any of equity interests of the Company. Except as set forth in Section 2.2(b) of the Disclosure Schedule, the Company is not party to any voting trusts, proxies or other agreements or understandings with respect to the voting of any equity. To the Company’s knowledge, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any equity to which the Company is not party. There are no outstanding or authorized equity appreciation, phantom equity, profit participation or similar rights with respect to the Company or any repurchase, redemption or other obligation to acquire for value any equity interests of the Company. All of the Company’s shares of stock are duly authorized, validly issued, fully paid and nonassessable. There are no accrued and unpaid dividends or distributions with respect to the Company.

(c) None of the Company’s stock purchase agreements or equity incentive documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. Except as set forth in the Charter, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its equity securities.

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(d) The Company has obtained valid waivers of any rights by other parties to purchase any of the Note covered by this Agreement.

2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4 Authorization. All action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Documents, to issue the Note at the Closing and to issue the Conversion Shares in accordance with the Note has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of the Closing, and the issuance and delivery of the Note and the issuance of the Conversion Shares has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Charter may be limited by applicable federal or state securities laws.

2.5 Valid Offering. The Note, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, and the Conversion Securities, when issued in accordance with the terms of the Note, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, the Charter, the Company’s Second Amended and Restated Voting Agreement, the Company’s Investor Rights Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement, the Note and, assuming the filing of the Company’s Sixth Amended and Restated Articles of Incorporation and the issuance of the Conversion Securities in compliance therewith and with the Company’s Second Amended and Restated Voting Agreement, the Conversion Securities issued in accordance with the terms of the Note will be issued in compliance with all applicable federal and state securities laws.

2.6 Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any other Person is required on the part of the Company in connection with (a) the consummation of the transactions contemplated by this Agreement, (b) the grant by the Company of the Liens granted by it pursuant to this Agreement, (c) the perfection or maintenance of the Liens created under this Agreement (including the priority thereof) or (d) the exercise by the Purchaser of its rights under the Transaction Documents or the remedies in respect of the Collateral pursuant to the Transaction Documents, except for (i) those that have been obtained, (ii) filings pursuant to applicable securities laws, which have been made or will be made in a timely manner and (iii) filings necessary to perfect the Liens granted by the Company under this Agreement.

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2.7 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened in writing (i) against the Company or to the Company’s knowledge, any officer, director or Key Employee of the Company; or (ii) to the Company’s knowledge, that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would materially and adversely affect the Company). There is no material action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or to the Company’s knowledge, threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8 Intellectual Property.

(a) The Company owns or possesses sufficient legal rights to all Company Intellectual Property without any conflict with, or infringement of, the rights of others, including prior employees or consultants, that would reasonably be expected to have a Material Adverse Effect. The Company has not received any written communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

(b) No product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party that would reasonably be expected to have a Material Adverse Effect.

(c) The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(d) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (i) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted, (ii) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (iii) resulted from the performance of services for the Company. It will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company, including prior employees or consultants.

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(e) Section 2.8(e) of the Disclosure Schedule lists all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, and copyrights, in each case owned by the Company.

(f) The Company has not embedded, used or distributed any open source, copyleft or community source code (including but not limited to any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org, collectively “Open Source Software”) in connection with any of its products or services that are generally available or in development in any manner that would materially restrict the ability of the Company to protect its proprietary interests in any such product or service or in any manner that requires, or purports to require (i) any Company Intellectual Property (other than the Open Source Software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any Company Intellectual Property; (iii) the creation of any obligation for the Company with respect to Company Intellectual Property owned by the Company, or the grant to any third party of any rights or immunities under Company Intellectual Property owned by the Company; or (iv) any other limitation, restriction or condition on the right of the Company with respect to its use or distribution of any Company Intellectual Property.

(g) No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company’s rights in the Company Intellectual Property.

2.9 Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Charter, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, material agreement, material contract or material purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance (other than Liens permitted hereunder) upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company, in each case, which would reasonably be expected to have a Material Adverse Effect.

2.10 Agreements; Actions.

(a) Except for the Transaction Documents and as set forth on Section 2.10(a) of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that if terminated, rescinded, or breached would reasonably be expected to have aMaterial Adverse Effect.

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(b) Except as set forth on Section 2.10(b) of the Disclosure Schedule, the Company has not (i) since the Balance Sheet Date declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its equity, (ii) incurred any Debt individually in excess of $50,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business. For the purposes of (a) and (b) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such section.

(c) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11 Certain Transactions.

(a) Except as set forth on Section 2.11(a), of the Disclosure Schedule, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof other than (i) standard employee benefits generally made available to all employees, standard employee offer letters and Confidential Information Agreements (as defined below), (ii) offer letters and/or employment agreements, and (iii) the Transaction Documents.

(b) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any stockholders of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company.

2.12 Rights of Registration and Voting Rights. Except as set forth on Section 2.12, of the Disclosure Schedule, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital securities of the Company.

2.13 Property. Except as set forth on Section 2.13, of the Disclosure Schedule, the property and assets that the Company owns, including the Collateral, are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for Liens in favor of the Purchaser and statutory liens for the payment of current taxes that are not yet delinquent, encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets and encumbrances and liens that would not reasonably be expected to have a Material Adverse Effect. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property. Additionally (i) the address of the chief executive office of the Company is 60 Francisco Street, Suite 120, San Francisco, CA 94133; and (ii) the Company’s exact legal name is that indicated on the signature page hereof.

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2.14 Financial Statements. The Company has delivered to the Purchaser its audited financial statements (including balance sheet, income statement and statement of cash flows) for the fiscal year ended December 31, 2024, and unaudited financial statements (including balance sheet, income statement and statement of cash flows) for the year ended December 31, 2025 (the “Balance Sheet Date”) (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited and unreviewed Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the financials as of December 31, 2025, to normal year-end adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.15 Changes. Since the Balance Sheet Date there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or equity holder;

(g) any resignation or termination of employment of any officer or Key Employee of the Company;

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(h) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any stockholders of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(i) any declaration, setting aside or payment or other distribution in respect of any of the Company’s equity, or any direct or indirect redemption, purchase, or other acquisition of any of such equity by the Company;

(j) any sale, assignment or transfer of any Company Intellectual Property that would reasonably be expected to result in a Material Adverse Effect;

(k) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(l) any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that would reasonably be expected to result in a Material Adverse Effect; or

(m) any arrangement or commitment by the Company to do any of the things described in this Section 2.15.

2.16 Employee Matters.

(a) To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Documents, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(b) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(c) To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee. The Company does not have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 2.16(c)(i) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 2.16(c)(ii) of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

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(d) The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of (or actions taken by unanimous written consent by) the Company’s Board of Directors.

(e) Except as set forth in Section 2.16(e) of the Disclosure Schedule, each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment

(f) Section 2.16(f) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(g) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which would have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(h) To the Company’s knowledge, none of the Key Employees or directors of the Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or manager of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.17 Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

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2.18 Insurance. The Company has in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.19 Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding non solicitation, confidentiality and proprietary information substantially in the form or forms delivered to the Purchaser or its counsel (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. The Company is not aware that any of its Key Employees is in violation of any agreement described in this Section 2.19.

2.20 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which would reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.21 Documents. The Charter as of the date of this Agreement is in the form provided to the Purchaser.

2.22 Data Privacy. In connection with its collection, storage, use and/or disclosure of any information that constitutes “personal information,” “personal data,” or “personally identifiable information,” as defined in applicable laws (collectively “Personal Information”), the Company is and has been, to the Company’s knowledge, in material compliance with (i) all applicable privacy laws (including, without limitation, laws relating to privacy, data security, telephone and text message communications, and marketing by email or other channels) in all relevant jurisdictions, (ii) the Company’s privacy policies regarding the Company’s privacy or data security practices, and (iii) the privacy or data security requirements of any contracts, including, without limitation, the Payment Card Industry Data Security Standard, by which the Company is bound. The Company maintains and has maintained reasonable physical, technical, and administrative security measures designed to protect all Personal Information owned, stored, used, maintained or controlled by the Company from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure. To the Company’s knowledge, there has been no occurrence of unlawful, accidental or unauthorized destruction, loss, use, modification or disclosure of or access to Personal Information owned, stored, used, maintained or controlled by the Company such that applicable laws require the Company to notify government authorities, affected individuals, or other third parties of such occurrence.

2.23 Export Control Laws. The Company has conducted all export transactions in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction the failure to so comply with which would have a Material Adverse Effect. Without limiting the foregoing: (a) the Company has obtained all material export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software and technologies from the United States and any other applicable jurisdiction; (b) to the Company’s knowledge, the Company is in compliance with the materialterms of all applicable export licenses, classifications, filing requirements or other approvals; (c) there are no pending or, to the knowledge of the Company, threatened claims against the Company with respect to such exports, classifications, required filings or other approvals; and (d) to the Company’s knowledge, there are no pending investigations related to the Company’s exports.

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2.24 Exclusivity of Representations and Warranties. Except for the representations and warranties contained in this Section 2 (as modified by the Disclosure Schedule), neither the Company nor any other Person makes, or has been authorized by the Company or its Affiliates to make, any other express or implied representation or warranty with respect to the Company, the Note or the transactions contemplated hereby, and the Company disclaims any other representations or warranties, and, if made, such representation or warranty may not be relied upon by the Purchaser or any of its Affiliates as having been authorized by the Company or any of its Affiliates. Except for the representations and warranties contained in this Section 2 (as modified by the Disclosure Schedule), and in the case of Fraud, the Company hereby disclaims any representation, warranty, opinion, projection, forecast, statement, memorandum, presentation, advise or information made, communicated or furnished (orally or in writing) to the Purchaser or its Affiliates (including any opinion, projection, forecast, statement, memorandum, presentation, advise or information that may have been or may be provided to the Purchaser or its Affiliates, by any director, officer, employee, agent, consultant or representative of the Company or any of its Affiliates, including, any information made available in the data room).

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, that:

3.1 Authorization. The Purchaser has full power and authority to enter into the Transaction Documents. The Transaction Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Charter may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Note to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Note. The Purchaser has not been formed for the specific purpose of acquiring the Note.

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Note with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

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3.4 Restricted Securities. The Purchaser understands that neither the Note nor the Conversion Securities have been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Note and the Conversion Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Note and the Conversion Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Note or the Conversion Securities, for resale except as set forth in the Charter. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Note or the Conversion Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5 No Public Market. The Purchaser understands that no public market now exists for the Note or the Conversion Securities, and that the Company has made no assurances that a public market will ever exist for the Note or the Conversion Securities.

3.6 Legends. The Purchaser understands that the Note and any securities issued in respect of or exchange for the Note, may be notated with one or all of the following legends:

“THIS NOTE AND THE UNDERLYING SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a) Any legend set forth in, or required by, the other Transaction Documents.

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Note and any securities issued in respect of or exchange for the Note, instrument, or book entry so legended.

3.7 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8 No General Solicitation. Neither the Purchaser, nor any of its officers, managers, employees, agents, members or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Note.

3.9 Exculpation Among Purchaser. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and managers, in making its investment or decision to invest in the Company.

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3.10 Residence. Purchaser is a Delaware limited liability company and the office in which its principal place of business is identified in the address of the Purchaser set forth on the signature page.

3.11 No Other Representations or Warranties; No Reliance; Purchaser Investigation.

(a) Notwithstanding anything contained in Section 2 or any other provision of this Agreement, it is the explicit intent of each party that (i) the Company is not making any representation or warranty whatsoever, express or implied, except those representations and warranties that are expressly set forth in Section 2 (as modified by the Disclosure Schedule) and (ii) no other Person is making any representation or warranty whatsoever, express or implied. Accordingly, in entering into this Agreement and acquiring the Note from the Company, the Purchaser acknowledges and agrees that, except as expressly set forth in Section 2 (as modified by the Disclosure Schedule), neither the Company, nor any other Person makes, or shall be deemed to make, nor has any such Person been authorized by the Company to make, any promise, representation or warranty, express or implied, relating to the Company or its business, operations, assets, liabilities, conditions or prospects or the transactions contemplated hereby, including with respect to the merchantability, fitness for any particular or ordinary purpose, or as to the accuracy or completeness of any information regarding any of the foregoing, or as to any other matter, notwithstanding the delivery or disclosure to the Purchaser or any of its Affiliates or representatives of any documents, opinions, projections, forecasts, statements, memoranda, presentations, advice, or information (whether communicated orally or in writing), and any such other promises, representations or warranties, or liability or responsibility therefor, are hereby expressly disclaimed. Notwithstanding the foregoing, nothing in this Section 3.11 shall limit in any respect any remedy of the Purchaser under, and in accordance with, this Agreement or otherwise with respect to any claim related to Fraud by the Company or any other Person related to the representations and warranties of the Company set forth in Section 2.

(b) The Purchaser acknowledges and agrees that (i) the Company or its Representatives have made available to the Purchaser, for the purposes of due diligence, material documents, forecasts, or other information relating to the Company and the transactions contemplated herein and (ii) the Purchaser has made its own independent inquiry and investigation into, and has formed an independent judgment concerning, the Company, the Note, and the transactions contemplated herein and, in making its determination to proceed with the transactions contemplated herein.

4. Tax Covenants. The Company covenants and agrees that until the earliest of the expiration or termination of the Note and conversion of the principal amount of the Note and all accrued and unpaid interest thereon into Conversion Securities in accordance with the terms thereof:

4.1 The Company shall pay and discharge, and shall cause any of its subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any assets belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien or charge upon any assets of the Company or any of its subsidiaries; and

4.2 The Company shall file all federal income, and any other material state, county, local and foreign tax returns required to have been filed by it.

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5. Conditions to the Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase the Note at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects as of the Closing.

5.2 Performance. The Company shall have performed and complied with all material covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

5.3 Transaction Documents. The Company shall have entered into the Transaction Documents.

5.4 Compliance Certificate. The President of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

5.5 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note pursuant to this Agreement shall be obtained and effective as of the Closing.

5.6 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Closing a certificate certifying (i) that attached thereto is a copy of the Company’s Charter as file stamped by the Secretary of State of the State of California, (ii) the Company’s by-laws as in effect at the Closing and (iii) resolutions of the Board of Directors and shareholders of the Company approving the Transaction Documents and the transactions contemplated under the Transaction Documents.

5.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.8 Insurance and Endorsements. Purchaser shall have received, or will received following the Closing, (i) evidence of all policies of insurance maintained by the Company and (ii) certificates and endorsements naming Purchaser as additional insured or lenders loss payee, or showing lender loss payable to Purchaser, as appropriate, in each case of clauses (i) and (ii), in form and substance reasonably acceptable to Purchaser.

5.9 Filings, Registrations, Recordings, Agreements, Etc. Each document (including any UCC financing statements, filings and/or intellectual property security agreements, deposit account control agreements, securities account control agreements and landlord access agreements and/or bailee waivers) required or reasonably requested by the Purchaser to be filed, registered or recorded on the date hereof to create in favor of the Purchaser, a perfected Lien on the Collateral described therein shall have been executed and delivered to the Purchaser or, as applicable, be in proper form for filing, registration or recordation, or the foregoing shall be provided to Purchaser as soon as reasonably practicable following the Closing.

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6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell the Note to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

6.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all material respects as of the Closing.

6.2 Performance. The Purchaser shall have performed and complied with all material covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

7. Security Interest.

7.1 In order to secure payment and performance in full of any and all obligations of the Company under the Note, the Company hereby grants to the Purchaser, a continuing security interest in, and so pledges and assigns to the Purchaser, the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all (i) Accounts; (ii) Chattel Paper, including Electronic Chattel Paper; (iii) Goods, including all Inventory and Equipment and any accessions thereto; (iv) Instruments; (v) Investment Property; (vi) Documents; (vii) Deposit Accounts and Securities Accounts; (viii) Commercial Tort Claims, if any; (ix) Letter-of-Credit Rights; (x) General Intangibles, including copyrights, patents, trademarks, Payment Intangibles and Software; (xi) Supporting Obligations; (xii) to the extent not listed above, all other personal property; and (xiii) all proceeds and products of any and all of the foregoing Collateral and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Purchaser is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash. Capitalized terms used in Section 7.1(i) – (xiii) and not otherwise defined herein have the meanings specified in the Uniform Commercial Code as in effect from time to time in the State of California or in any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests (the “UCC”).

7.2 The Company hereby irrevocably authorizes the Purchaser at any time and from time to time prior to the payment and performance in full of all obligations hereunder, to file in any appropriate filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (i) indicates the Collateral (x) as all assets of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such state or jurisdiction, or (y) as being of an equal or lesser scope or with greater detail, and (ii) provide any other information required by part 5 of Article 9 of the UCC of the state or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendments. The Company agrees to furnish any such information to the Purchaser promptly upon the Purchaser reasonable request. The Company also ratifies its authorization for the Purchaser to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. At any time and from time to time, upon the written request of the Purchaser, the Company will promptly and duly execute and deliver, and have recorded, further instruments and documents and take all further actions reasonably requested by the Purchaser for the purpose of obtaining or preserving the full benefits of this Agreement and the other Transaction Documents and of the rights and powers herein granted, including in the case of Investment Property, Deposit Accounts and Letter-of-Credit Rights (each as defined in the UCC) and any other relevant Collateral, taking any actions necessary to enable Purchaser to obtain “control” (within the meaning of the UCC) with respect thereto, in each case pursuant to documents in form and substance reasonably satisfactory to the Purchaser, and including, in the case of intellectual property, the execution and recording of intellectual property security agreements with the United States Patent and Trademark Office and/or the United States Copyright Office.

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7.3 The Lien on the Collateral granted hereunder is given as security only and shall not subject the Purchaser, or in any way modify, any obligation or liability of the Company relating to any Collateral.

7.4 If an Event of Default (as defined in the Note) shall have occurred, the Purchaser shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Purchaser may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. Upon the occurrence and during the continuance of an Event of Default (as defined in the Note), the Purchaser may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Company’s principal office(s) or at such other locations as the Purchaser may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Purchaser shall give to the Company at least ten (10) days’ prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that ten (10) days prior written notice of such sale or sales shall be reasonable notice. In addition, to the extent permitted by applicable law, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Purchaser’s rights and remedies hereunder, including, without limitation, its right following an Event of Default (as defined in the Note) to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto. No delay or omission on the part of the Purchaser in exercising any right under this Agreement shall operate as a waiver of such right or of any other right of the Purchaser, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

7.5 The Company hereby irrevocably appoints the Purchaser as the Company’s attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time following the occurrence of an Event of Default (as defined in the Note), to take any action and to execute any instrument which the Purchaser may deem necessary or advisable to accomplish the purposes of this Agreement and the other Transaction Documents, including without limitation to (i) execute any and all documents and instruments and to file financing statements that the Purchaser deems necessary or useful or desirable to protect, preserve, perfect and/or maintain the perfection and priority of the Purchaser’s security interest in the Collateral, (ii) endorse the names of the Company on any checks, notes, drafts or other forms of payment or security that may come into the possession of the Purchaser or any Affiliate of the Purchaser, to sign the Company’s name on invoices or bills-of-lading, drafts against customers, notices of assignment, verifications and schedules, (iii) sell, transfer, pledge, make any arrangement with respect to or otherwise dispose of or deal with any of the Collateral consistent with the UCC and (iv) do all other acts and things which the Purchaser deems necessary or useful to protect, preserve or realize upon the Collateral and the Purchaser’s security interest therein. The powers granted herein, being coupled with an interest, are irrevocable until all of the obligations hereunder and under the Note are indefeasibly paid in full and this Agreement is terminated. The powers conferred on the Purchaser hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Neither the Purchaser nor any attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law.

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7.6 For the purpose of enabling the Purchaser to exercise rights and remedies under this Agreement (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell or grant options to purchase any Collateral) after an Event of Default and at such time as the Purchaser shall be lawfully entitled to exercise such rights and remedies, the Company hereby grants to the Purchaser, (i) a nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to Company), including in such license the right to sublicense, use and practice any intellectual property now owned or hereafter acquired by the Company and access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof and (ii) a license (without payment of rent or other compensation to Company) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by the Company.

7.7 If the Company fails to perform any agreement contained herein, the Purchaser may itself perform, or cause performance of, such agreement and the expenses of the Purchaser incurred in connection therewith shall be payable by the Company in immediately available funds upon demand by the Purchaser. The powers conferred on the Purchaser hereunder are solely to protect the Purchaser’s interest in the Collateral and shall not impose any duty upon him to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Purchaser shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

7.8 The Company will maintain the security interest created by this Agreement as a perfected security interest and will defend the security interest against the claims and demands of all Persons whomsoever. The Company will furnish to Purchaser from time to time statements and schedules further identifying and describing the assets and property of the Company and other reports in connection therewith as Purchaser may reasonably request, all in reasonable detail.

7.9 None of the following will affect the liabilities of the Company under this Agreement, the Note, or the rights of the Purchaser with respect to the Collateral: (a) acceptance or retention by the Purchaser of other security for the obligations evidenced by the Note, or for the liability of any person with respect to the obligations evidenced by the Note; (b) the release of all or any of the Collateral or other security for any of the obligations evidenced by the Note; (c) any release, extension, renewal, modification or compromise of any of the obligations evidenced by the Note or the liability of any obligor thereon; (d) failure by the Purchaser to resort to other security or any person liable for any of the obligations evidenced by the Note before resorting to the Collateral; (e) any increase in the amount of the Note secured hereunder for any reason whatsoever; and (f) any exercise, or failure to exercise, any remedy described in Section 7 or taking or failing to take any action with respect thereto.

7.10 The Company waives, to the extent permitted by applicable law, and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC. The Company will remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient for the obligations evidenced by the Note to be indefeasibly paid in full and the reasonable fees and disbursements of any attorneys employed by the Purchaser to collect the deficiency.

8. [Reserved]

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9. Miscellaneous.

9.1 Investigation. The representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

9.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.3 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

9.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, and to the Company to its CEO at smazzucchelli@coyuchi.com and to its CFO at nkee@coyuchi.com, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 9.6. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to GCA Law Partners LLP, 2570 W. El Camino Real, Suite 400, Mountain View, California 94040, Attn: Clifford S. Robbins, Esq., and electronically to crobbins@gcalaw.com, and if notice is given to the Purchaser, a copy (which copy shall not constitute notice) shall also be given to Davis, Malm & D’Agostine, P.C., One Boston Place, 37th Floor, Boston, MA 02108, Attn: Daniel T. Janis, Esq., and electronically to djanis@davismalm.com.

9.7 No Finder’s Fees. Other than the Company’s obligation to pay Raymond James in connection with consummation of the transactions contemplated by this Agreement, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

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9.8 [Reserved].

9.9 Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Upon the occurrence and during the continuance of an Event of Default, the Company shall reimburse the Purchaser for all fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) in connection with the enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights, remedies or responsibilities under, any Transaction Document, including without limitation, the enforcement or preservation of any right or remedy under any Transaction Document or any obligation with respect to the Collateral or any other related right or remedy.

9.10 Amendments and Waivers. This Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 9.10 shall be binding upon the Purchaser and each transferee of the Note, each future holder of all such securities, and the Company.

9.11 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

9.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.13 Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

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9.14 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9.15 Marshaling; Payments Set Aside. The Purchaser shall be under no obligation to marshal any property or assets in favor of the Company or any other Person or against or in payment of the Note. To the extent that the Purchaser receives a payment from the Company from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.

COMPANY:

COYUCHI, INC.

By:	/s/ Silvia Mazzucchelli
Name:	Silvia Mazzucchelli
Title:	Chief Executive Officer

Address:

60 Francisco Street, Suite 120 San Francisco, CA 94133

Email: smazzucchelli@coyuchi.com nkee@coyuchi.com

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.

PURCHASER:

HOME DECOR BRANDS, LLC

By:	/s/ Carson Biederman
Name:	Carson Biederman
Title:	President

Address:

c/o Digital Fuel Capital 316 Stuart Street
Boston, MA 02116

Attention: Carson Biederman
E-mail: carson@digitalfuelcapital.com

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

EXHIBITS

Exhibit A	-	FORM OF CONVERTIBLE NOTE

Exhibit B	-	DISCLOSURE SCHEDULE

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

[Attached.]

THIS NOTE AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT” ) DATED AS OF FEBRUARY 27, 2026, BY AND AMONG HOME DECOR BRANDS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, ABL OPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY AND THE OTHER PARTIES FROM TIME TO TIME PARTY THERETO, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

16% SECURED CONVERTIBLE NOTE

US $4,000,000.00 (Four Million Dollars and 00/100)	February 27, 2026

FOR VALUE RECEIVED, Coyuchi, Inc., a California corporation (the “Company”), hereby unconditionally promises to pay Home Decor Brands, LLC, a Delaware limited liability company (the “Holder”), or its assigns, the aggregate principal sum of Four Million Dollars and 00/100 ($4,000,000.00), together with interest on the unpaid principal balance of this Convertible Note (this “Note”) at a rate equal to sixteen percent (16%) (computed on the basis of the actual number of days elapsed in a 365-day year) per annum (the “Interest Rate”). Interest shall accrue from the date hereof and shall continue to accrue on the outstanding principal balance of this Note until the earlier of the date the Note is converted or June 30, 2028. Except as expressly provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

1. Definitions. Capitalized terms used herein shall have the respective meanings ascribed thereto in, as applicable, the Purchase Agreement or the Dividend and Debt Financing Agreement unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Amended Charter” means the Sixth Amended and Restated Articles of Incorporation of Coyuchi, Inc. in the form attached hereto as, as applicable, Exhibit 1-A, in the event that, upon conversion of this Note, the Series E Preferred Shares issued to Holder as a result thereof constitutes fifty percent (50%) or less of the Fully Diluted Capitalization, or Exhibit 1-B, in the event that, upon conversion of this Note, the Series E Preferred Shares issued to Holder as a result thereof constitutes more than fifty percent (50%) of the Fully Diluted Capitalization.

“Assessment Date” means the earliest to occur of (i) receipt by Holder of audited Company financial statements for the period ended December 31, 2026 or (ii) receipt by Holder of a Company quality of earnings report from a financial firm mutually agreed upon by Holder and the Company.

“Conversion Date” means the date that this Note will convert into Series E Preferred Shares in accordance with the terms of Section 4 herein below.

“Conversion Notice” means a written notice (with e-mail acceptable) delivered to the Company by the Holder (i) notifying the Company of the Holder’s election to convert this Note in accordance with the terms of Section 4 herein below, and (ii) setting forth the Conversion Date, which Conversion Date cannot be before the Notice Date. The Conversion Notice may be delivered at any time on or prior to 60 days following the Assessment Date, unless the Company exercises its First Deferral Right, in which case a subsequent Conversion Notice may be delivered at any time on or prior to 60 days from receipt by Holder of Company financial statements for the period ended June 30, 2027, or the Company exercises its Second Deferral Right, in which case a subsequent Conversion Notice may be delivered at any time on or prior to 60 days from receipt by Holder of Company financial statements for the period ended December 31, 2027 (such delivery date, the “Notice Date”). If the Holder fails to deliver a Conversion Notice by the applicable Notice Date, its right to convert this Note into Series E Preferred Shares in accordance with Section 4 hereinbelow shall terminate, be null and void ab initio and be of no further force and effect.

“Deferral Notice” means a written notice (with e-mail acceptable) delivered to the Holder by the Company notifying the Holder of the Company’s election to invalidate any initially delivered Conversion Notice and defer the conversion of this Note pursuant to the First Deferral Right or pursuant to the Second Deferral Right, in each case in accordance with the terms of Section 4(c)(ii) herein below.

“Dividend and Debt Financing Agreement” means the Dividend Payment and Debt Financing Agreement, dated as of the date hereof, by and among the Company, the Holder and the stockholders of the Company party thereto.

“Date of Issuance” means the date of issuance of this Note.

“Extraordinary Event” means, (i) the reorganization, consolidation or merger of the Company in which the holders of the Company’s outstanding voting securities pre-closing of that event do not retain voting securities representing a majority of the voting power of the surviving entity, (ii) the sale, transfer or exclusive license of all or substantially all of the assets of the Company or (iii) the sale of equity in one transaction or a series of related transactions by the existing holders of capital stock of the Company the result of which is that more than fifty percent (50%) of the Company’s outstanding voting securities immediately following such transaction are owned by persons or entities who were not equity holders of the Company immediately prior to any such transaction.

“Fully-Diluted Capitalization” means the aggregate number of issued and outstanding shares or other securities of the Company (including any and all Shares and preferred equity of the Company), assuming conversion or exercise of all outstanding options, warrants, and convertible securities, including any outstanding convertible instruments, SAFEs or KISSEs, but excluding this Note and any Incentive Shares.

“Investment” means, for any Person, (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; or (c) the entering into of any guarantee of, or other contingent obligation with respect to, indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Maturity Date” means the first day following the deadline for delivery of the Deferral Notice relating to the First Deferral Right; provided, that if the Company exercises the First Deferral Right, then the Maturity Date shall automatically be extended to the first day following the deadline for delivery of the Deferral Notice relating to the Second Deferral Right, and if the Company exercises the Second Deferral Right, then the Maturity Date shall automatically be extended to sixty (60) days from the earlier to occur of (i) the Company’s delivery to Holder of the Company’s December 31, 2027 financial statements and (ii) receipt by Holder of a Company quality of earnings report from a financial firm mutually agreed upon by Holder and the Company (such extended Maturity Date, the “Extended Maturity Date”).

“Outstanding Balance” means all outstanding principal under this Note and any accrued and unpaid interest due thereon.

“Permitted Debt” means:

(a) Debt of the Company in favor of the Holder arising under this Agreement or any other Transaction Document;

(b) Debt existing on the Closing Date and disclosed in the Disclosure Schedule;

(c) Debt secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided (i) such Debt does not exceed the lesser of the cost or fair market value of the equipment financed with such Debt as of the date such Debt was incurred and (ii) such Debt does not exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate at any given time;

(d) Debt consisting of unsecured Debt to trade creditors incurred in the ordinary course of business;

(e) contingent obligations with respect to bank guarantees, workers’ compensation claims, employee benefits or property, casualty or liability insurance but excluding obligations for the payment of borrowed money;

(f) Debt of the Company arising from (1) customary cash management services, netting arrangements, overdraft protection and automated clearing house transfers, (2) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, and (3) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(g) unsecured Debt arising in the ordinary course of business in connection with commercial credit card, merchant card or procurement card services in an amount not to exceed $1,000,000.00 at any time outstanding;

(h) Debt consisting of take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

(i) Debt consisting of income taxes not yet due and payable.

“Permitted Investment” means:

(a) Investments existing on the Closing Date disclosed in the Disclosure Schedule;

(b) Investments consisting of repurchases of equity interests up to a limit of $200,000 in aggregate;

(c) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

(d) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by the Holder.

“Permitted Liens” means the following:

(a) Any Liens existing on the Closing Date and disclosed to the Holder;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

(c) Liens (i) upon or in any equipment which was financed or acquired or held by Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

(d) leases or subleases of real property granted in the ordinary course of the Company’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property granted in the ordinary course of the Company’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Holder a security interest therein;

(e) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(f) any interest or title of a lessor or sublessor under any lease not prohibited by this Agreement; and

(g) statutory Liens of landlords, liens of collecting banks under the UCC on items in the course of collection, statutory Liens and rights of set-off of banks, statutory Liens of carriers, bailees, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (1) for amounts not yet overdue or (2) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Agreement” means the Note Purchase and Security Agreement, dated as of the date hereof, as such agreement may be amended from time to time, by and among the Company and the Holder, pursuant to which the Company issued and sold this Note.

“Series E Preferred Shares” means shares of the Company’s Series E Preferred Stock, as defined in the Amended Charter.

“Shares” means, collectively, shares of the Company’s Common Stock and Preferred Stock, in each case as defined in the Company’s Articles of Incorporation.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors, members or managers, as applicable, or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

2. Transfer. This Note is transferable and assignable by the Holder only to Persons approved (in writing) by the Company, provided, however, no approval shall be required in connection with any transfer or assignment of this Note to an Affiliate of the Holder in compliance with applicable securities laws. Upon such approval, the Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

3. Payment of Principal and Interest; Prepayment.

(a) Interest on this Note shall accrue from the date hereof and shall continue to accrue until June 30, 2028 unless earlier converted pursuant to Section 4 hereof.

(b) The Company shall not prepay all or any portion of the principal amount or accrued but unpaid interest on this Note without the prior written consent of the Holder.

4. Conversion.

(a) This Note shall be convertible only: (i) if the Holder is an “accredited investor” (as defined in Rule 501(a) of Regulation D of the Act) at the time of an Extraordinary Event or at the time of a conversion pursuant to Section 4(b), as applicable, or (ii) if Holder is not a United States person (as defined by Section 7701(a)(30) of the Code), the Holder has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any acquisition of the Series E Preferred Shares.

(b) The Outstanding Balance of this Note will be convertible into shares of the Company’s Series E Preferred Shares pursuant to the terms of this Section 4, based on the Conversion Ratio specified in, and as defined in, the Dividend and Debt Financing Agreement, and in accordance with all other applicable provisions contained in the Dividend Payment and Debt Financing Agreement.

(c) Optional Conversion.

(i) Maturity Date Conversion. In the event that an Extraordinary Event has not occurred on or prior to the Maturity Date, and subject to the Deferral Rights (as defined below), the Holder may, at the Holder’s sole option and subject to the delivery by the Holder of a Conversion Notice to the Company on or prior to the Notice Date, convert the Outstanding Balance into Series E Preferred Shares at the applicable price per share specified in the Dividend and Debt Financing Agreement. If the Holder exercises its option in accordance with the first sentence of this Section 4(c)(i) and delivers a Conversion Notice to the Company on or prior to the Notice Date, the Outstanding Balance shall, on the Conversion Date, be automatically converted, in whole and not in part, without any further action on the part of the Company or the Holder, into Series E Preferred Shares at the applicable price per share specified in the Dividend and Debt Financing Agreement.

(ii) Deferral Right Conversion. In the event that (i) an Extraordinary Event has not occurred on or prior to the delivery of the Conversion Notice, (ii) the LTM EBITDA as of December 31, 2026, is less than $3,000,000, and (iii) the Holder, at the Holder’s sole option, has delivered a Conversion Notice prior to the initial Notice Date, then the Company may, at its sole option, deliver a Deferral Notice to the Holder no later than ten (10) days following delivery by the Holder of the initial Conversion Notice (such right, the “First Deferral Right”). In the event that (i) an Extraordinary Event has not occurred on or prior to the delivery of the Conversion Notice, (ii) the LTM EBITDA as of June 30, 2027, is less than $3,000,000, and (iii) the Holder, at the Holder’s sole option, has delivered a Conversion Notice prior to the initial Notice Date, then the Company may, at its sole option, deliver a Deferral Notice to the Holder no later than ten (10) days following delivery by the Holder of the initial Conversion Notice (such right, the “Second Deferral Right” and, together with the First Deferral Right, each a “Deferral Right”). At the time that the Company delivers a Deferral Notice, the initially delivered Conversion Notice shall be deemed null and void. If the Holder delivers a Conversion Notice to the Company on or prior to the Notice Date and the Company delivers a Deferral Notice, then and only if the Holder delivers a subsequent Conversion Notice, the Outstanding Balance shall be automatically converted on the Conversion Date contained in such subsequent Conversion Notice, in whole and not in part, without any further action on the part of the Company or the Holder, into Series E Preferred Shares at the price per share specified in the Dividend and Debt Financing Agreement.

(d) Mandatory Conversion. If not previously converted prior to the Extended Maturity Date pursuant to clause (c) above, then, on the Extended Maturity Date, the Outstanding Balance shall be automatically converted, in whole and not in part, without any further action on the part of the Company or the Holder, into Series E Preferred Shares at the applicable price per share specified in the Dividend and Debt Financing Agreement.

(e) Extraordinary Event. In the event that there is an Extraordinary Event, and this Note remains outstanding, the Holder shall automatically receive, in full consideration for the Outstanding Balance on this Note, proceeds (whether in cash or non-cash form) from such Extraordinary Event equaling the greater of (1) the Outstanding Balance at the time of such Extraordinary Event and (2) such amount as would have been payable to the Holder if this Note was converted into Series E Preferred Shares immediately prior to the closing of such Extraordinary Event at the applicable price per share specified in the Dividend and Debt Financing Agreement.

(f) Disputes. If, after receiving the Company’s calculation of LTM EBITDA for any purposes, the Holder disputes such calculation, the Company and the Holder shall have fifteen (15) days to negotiate in good faith to resolve any such objections to Company’s calculation of LTM EBITDA. If the Company and the Holder do not reach a final resolution within such fifteen (15) days, they shall submit any unresolved items (and no other items) to an independent regionally recognized accounting or valuation firm with experience in completing quality of earnings reports that is mutually agreed upon by the Company and the Holder (the “Valuation Firm”). Absent manifest error, the determination of the Valuation Firm shall be conclusive and binding upon the parties hereto. The fees and expenses of such Valuation Firm incurred in resolving the disputed matter shall be equitably apportioned by the Valuation Firm based on the extent to which the Company, on the one hand, or the Holder, on the other hand, is determined by the Valuation Firm to be the prevailing party in the resolution of such disputed matters.

5. Covenants.

(a) Affirmative Covenants. In furtherance of maintaining the security interest granted to Holder pursuant to the terms of the Purchase Agreement, the Company agrees to the following:

(i) Existence; Conduct of Business. The Company shall (i) do all things necessary to remain duly organized, validly existing, and in good standing as a domestic corporation under the laws of its state of incorporation and (ii) maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted, except, in each case, to the extent failure to maintain such authority would not result in a Material Adverse Effect.

(ii) Security Interest; Properties. Subject at all times to the terms, provisions and limitations of that certain Subordination Agreement dated as of the date hereof among the Holder, the Senior Lenders (as defined therein) and ABL OPCO LLC as administrative agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Subordination Agreement”), the Company shall promptly take any and all actions necessary to execute any definitive documentation and any UCC financing statements requested by the Holder, for obtaining the benefits of this Note, subject to the terms and conditions stated herein. The Company shall use commercially reasonable efforts to do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted. Subject at all times to the terms, provisions and limitations of the Subordination Agreement,the Company shall, if the the Holder so demands in writing at any time following the occurrence of an Event of Default, take any and all actions necessary so that (i) all proceeds of the Collateral shall be delivered to the Holder promptly upon their receipt in a form reasonably satisfactory to the Holder. Subject at all times to the terms, provisions and limitations of the Subordination Agreement, the Company shall, in order to enable the Holder to comply with the law of any jurisdiction, including state, federal and foreign, applicable to any security interest granted hereby or to the Collateral, execute and deliver upon request, in form acceptable to the Holder, any financing statement, notice, statement, instrument, document, agreement or other paper and/or to perform any act reasonably requested by the Holder which may be necessary to create, perfect, preserve, validate or otherwise protect such security interest or to enable the Holder, to exercise and enforce the Holder’s rights with respect to such security interest and promptly to pay any filing fees or other costs in connection with the filing or recordation of such financing statements or any other papers described above.

(iii) Collateral. Except for sales of inventory, and subject at all times to the terms, provisions and limitations of the Subordination Agreement, and except for the security interest granted in the Purchase Agreement, (i) the Company shall be the owner of the Collateral free from any right or claim of any other person or any Lien, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the the Holder; (ii) the Company shall not, and shall not attempt to, pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest or Lien in the Collateral in favor of any person other than the Holder; (iii) the Company will maintain and keep the Collateral in good order and repair in accordance with the applicable provisions of this Note and the other Transaction Documents and will not use or attempt to use or permit the use of the same in violation of law or any policy of insurance thereon and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof; (iv) the Company will permit the Holder, or its designees, to inspect the Collateral at any time and from time to time (upon reasonable notice and at reasonable times); (v) the Company will pay promptly when due all material taxes now or hereafter imposed or assessed on the Company, and all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Note and the other Transaction Documents, in accordance with and subject to the exceptions, if any, set forth in the applicable provisions of this Note and the other Transaction Documents; (vi) the Company will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended; (vii) the Company will not, and will not attempt to, sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except as permitted under this Note or the other Transaction Documents, and (viii) the Company will use commercially reasonable efforts to obtain a landlord or bailee waiver, as applicable, for the location of its headquarters.

(iv) Compliance with Laws. The Company shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations, and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations reasonably necessary in connection with the conduct of the Company’s business.

(v) Notices. The Company will notify the Holder promptly, in reasonably detail of (i) the occurrence of any event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereby or (ii) any matieral litigation threatened in writing against the Company or the Collateral.

(vi) Use of Proceeds. The Company shall use the proceeds of this Note to (a) pay fees and expenses in connection with the Purchase Agreement and (b) for working capital and general corporate purposes.

(vii) Ranking. The Company shall to promptly take any and all actions, and shall execute any definitive documentation requested by the Holder, that is necessary or advisable to ensure that its obligations under this Note rank, and will continue to rank, senior to all other indebtedness of the Company other than as provided in the Subordination Agreement.

(b) Negative Covenants.

(i) Debt; Liens; Affiliated Transactions; Change in Business; Investments; Changes to Organizational Documents; Dispositions; Subsidiaries. The Company shall not directly or indirectly (i) create, incur, guarantee, issue, assume or in any manner become liable in respect of any Debt other than as evidenced by this Note and other than Permitted Debt; (ii) enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates, except for employment or consulting arrangements with directors, shareholders, members or managers, as applicable, entered into in the ordinary course of business on an arms-length basis comparable to the terms which would be negotiated with a non-Affiliated third party; (iii) engage in any business other than the business engaged in as of the date hereof and any business incidental or reasonably related thereto; (iv) make or own any Investment in any Person, including without limitation any joint venture, other than operating deposit accounts with banks and Permitted Investments; (v) amend its certificate of formation, operating agreement, limited liability company agreement, or other charter document in a manner that is materially adverse to the Holder; (vi) change its legal name, its principal place of business or, if more than one, its chief executive office, or its mailing address or organizational identification number if it has one, change its type of organization or jurisdiction of organization on less than ten (10) days’ prior notice to the Holder; (vii) dispose of any assets, except for (a) inventory in the ordinary course of business or (b) used, obsolete, worn out, damaged, surplus, permanently retired, unmerchantable or otherwise unsalable equipment; or (viii) create any Subsidiaries or make any acquisition of an entity that constitutes a Subsidiary.

(c) Financial Reports. The Company shall furnish to the Holder the financial statements and reports listed hereinafter (the “Financial Statements”):

(i) as soon as practicable (and in any event, within thirty (30) days after the end of each month, unaudited interim and year-to-date consolidated financial statements as of the end of such month, including balance sheet and related statements of income and cash flows accompanied by a report comparing performance to the Approved Budget and Business Plan (as defined below) and to prior year and detailing any material contingencies (including the commencement of any material litigation by or against the Company) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by an officer of the Company to the effect that they have been prepared in accordance with GAAP in all material respects, except (i) for the absence of footnotes and (ii) that they are subject to normal year-end adjustments;

(ii) as soon as practicable (and in any event, within forty-five (45) days) after the end of each Fiscal Quarter, unaudited interim and year-to-date consolidated financial statements as of the end of such Fiscal Quarter, including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against the Company) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by an officer of the Company to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments;

(iii) as soon as practicable (and in any event within one hundred eighty (180) days after the end of such fiscal year), audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, including an unqualified opinion of and certified by a firm of independent certified public accountants selected by the Company and acceptable to the Holder;

(iv) when approved, the Approved Budget and Business Plan, as well as operating plans and other financial information reasonably requested by the Holder;

(v) a copy of all management letters or the drafts of all management letters, if prepared by the Company’s independent certified public accountants within 30 days after receipt of the audited financial statements delivered pursuant to Section 5(c) hereof;

(vi) immediate notice of (i) the occurrence of any Event of Default or (ii) litigation that would reasonably be expected to have a Material Adverse Effect or any legal process affecting a material portion of the Collateral; and

(vii) any other information that the Holder may reasonably request.

(viii) Any and all financial or business projections provided by the Company to the Holder shall be (i) provided in good faith and based on the most current data and information available to the Company, (ii) prepared using reasonable assumptions and based on accounting policies consistent with historical reporting practices and (iii) the most current of such projections provided to the Company’s Board of Directors (it being understood that any such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and no assurances can be given that such projections will be realized, and although reflecting the Company’s good faith estimate, projections or forecasts based on methods and assumptions which the Company believed to be reasonable at the time such projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the projections may differ materially from projected or estimated results).

6. Holder Approval Rights. For purposes of this Section 6, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Articles of Incorporation of the Company (the “AOI”).

(a) So long as this Note remains outstanding, without the prior consent of the Company’s Board of Directors, which consent shall include at least one of the directors designated by the Holder pursuant to Section 7 herein below, the Company shall not, directly or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise:

(i) materially amend or modify the Company’s AOI or stock or option plan, provided that the Board of Directors of the Company may approve an amendment or modification of the AOI or such plan to create and issue new Shares or other equity securities or increase the authorized number of shares of Common Stock of the Company and such shares subject to such plan (“Incentive Shares”) and issue options for such Incentive Shares, so long as the number of Incentive Shares issued does not exceed ten (10%) percent of the Fully-Diluted Capitalization;

(ii) issue any Shares or any other equity security of the Company or any Subsidiary (other than the issuance of Incentive Shares in accordance with the appliccable provisions contained herein);

(iii) enter into any material financing transaction, unless reasonably determined by the Board of Directors to be necessary for the Company to remain solvent;

(iv) declare or pay any dividends;

(v) purchase or redeem any Shares (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Shares in accordance with the liquidation provisions of the AOI);

(vi) enter into or permit to exist any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) of any kind whatsoever with, or for the benefit of, an Affiliate of the Company (excluding the issuance of Incentive Shares to any employee, consultant or director) unless such transaction or series of transactions is on terms at least as favorable to the Company as could be obtained in a transaction with a third party that is not affiliated with the Company; provided, however, that the prior written consent of the Holder shall not be required for expense reimbursement and the like paid in the ordinary course of business;

(vii) effect any Extraordinary Event, effect a Liquidation or otherwise liquidate, dissolve, effect a recapitalization or reorganization in any form of transaction, commence a voluntary case under the U.S. bankruptcy code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consent to the entry of an order for relief in an involuntary case, or the conversion of an involuntary case to a voluntary case, under any such law, consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, or make a general assignment for the benefit of creditors;

(viii) merge or consolidate the Company or any Subsidiary with another Person where such merger or consolidation results in the Holder receiving less than the proceeds pursuant to Section 4(e) of this Note;

(ix) effect an initial public offering and sale of any Equity Securities pursuant to an effective registration statement under the Securities Act;

(x) enter into any new material line of business, other than within home furnishings or home décor, or discontinue the business of the Company;

(xi) acquire, through any transaction or series of related transactions, voting securities or assets of any Person, in each case where the maximum consideration paid or payable by the Company consists of more than $25,000 of the amount set forth or reserved for in the then Approved Budget and Business Plan (other than purchases of inventory or equipment in the ordinary course of business);

(xii) enter into or amend any agreement which (a) obligates the Company to make payments (contingent or otherwise) of, or payments to, the Company in excess of $500,000 per annum, except for such agreements that are contemplated contained in the then Approved Budget and Business Plan; or (b) restricts the Company from (1) engaging in any aspect of its business, (2) participating or competing in any line of business, market or geographic area, (3) freely setting prices for its products, services or technologies (including most favored customer pricing provisions), or (4) soliciting potential employees, independent contractors or other suppliers or customers;

(xiii) enter into or amend any (i) employment, deferred compensation, severance, retirement or other similar agreement with any employee (in each case, other than (A) ordinary course offer letters with respect to employees earning a salary of $200,000 or less, or (B) any agreement with an employee to fill a position that has been set forth or reserved for in the then-approved Approved Budget and Business Plan, provided that the salary for such employee does not exceed ten percent (10%) of the salary set forth in such Approved Budget and Business Plan) and (ii) compensation arrangement or agreement with any director, officer, manager or other executive level employee (at a vice president level or above) (including the issuance of Incentive Shares to any such person);

(xiv) undertake any capital expenditure in an aggregate amount exceeding $150,000 unless set forth in such Approved Budget and Business Plan;

(xv) initiate, settle or compromise any suit, action, arbitration or other proceeding (whether administrative, civil or criminal, in law or in equity, or before a governmental authority or private arbitrator or mediator) involving (i) a claim by or against or potential award or loss to the Company or any of its Subsidiaries in excess of $225,000 or (ii) a claim against the Company or any of its Subsidiaries which would be reasonably likely to result in a material restriction or limitation on a material portion of the Company’s Business; provided, for the avoidance of doubt, that the consent of the Holder with respect to any such proceeding may not be unreasonably delayed, conditioned, or withheld;

(xvi) adopt, or modify in any material respect, any significant tax or accounting policy of the Company or any of its Subsidiaries;

(xvii) change the tax status of the Company or any Subsidiary;

(xviii) adopt, or modify in any material respect, any tax policy of the Company that differ from those in effect on the date hereof; or

(xix) enter into any agreement or otherwise obligate the Company or any Subsidiary to do any of the foregoing, or permit any Subsidiary to take any of the foregoing actions.

(b) So long as this Note remains outstanding, not later than thirty (30) days following the end of each fiscal year of the Company, the Company shall prepare and submit to the Holder for its approval by the Holder, a proposed annual budget and business/operating plan for the Company and its Subsidiaries, in reasonable detail, for the immediately succeeding fiscal year (collectively, the “Proposed Budget and Business Plan”). The Holder shall review the Proposed Budget and Business Plan and either (x) approve the Proposed Budget and Business Plan, (y) request additional information with respect to the Proposed Budget and Business Plan or (z) propose changes to each line item of the Proposed Budget and Business Plan to which it objects. Reasonably promptly following receipt of any request for additional information, the Company shall provide the additional information reasonably requested by the Holder, and thereafter, the Company shall cooperate, in good faith, with the Holder to finalize any disputed line item in the Proposed Budget and Business Plan. If the Holder and the Company cannot agree on a disputed line item, the Holder shall provide a written rationale for its objection (e-mail is sufficient). If the Proposed Budget and Business Plan for any fiscal year is not approved by the Holder in accordance with this Section 6(b) within fifteen (15) days after receipt of such, then the Proposed Budget and Business Plan for such fiscal year (including any modifications agreed to by the Company and the Holder in accordance with this Section 6(b) shall be deemed the Approved Budget and Business Plan for such fiscal year; provided, however, that subject to the proviso of the second sentence of this Section 6(b), if any line items or other matters (excluding for such purpose, any line items or matters with respect to capital expenditures – other than such expenditures or items: required in connection with emergent or unforeseen circumstances, necessary to maintain the Company’s property in good operating condition, or necessary to comply with contractual commitments or extraordinary items) therein remain in dispute by the Company and the Holder, then until such time as such line items or matters are approved by the Holder, the Company shall be entitled to spend on such disputed line items or matters (excluding for such purpose, any line items or matters with respect to capital expenditures or extraordinary items – other than such expenditures or items required: in connection with emergent or unforeseen circumstances, necessary to maintain the Company’s property in good operating condition, or necessary to comply with contractual commitments or extraordinary items), in the aggregate, a dollar amount equal the greater of (x) one hundred ten percent (110%) and (y) the CPI increase for such year of the Approved Budget and Business Plan for the preceding fiscal year for such line item; provided that the exception for amounts set forth in the Approved Budget and Business Plan shall only apply if the Company’s revenues are at least ninety percent (90%) of the revenue targets set forth in the applicable Approved Budget and Business Plan. Any modifications to any Approved Budget and Business Plan (other than in connection with a Permitted Variance) shall require the approval of the Holder. For purposes of this Agreement, each Proposed Budget and Business Plan for the Company and its Subsidiaries as initially approved in accordance with this Section 6(b) and each such budget as modified in accordance with this Section 6(b) shall be referred to herein as the “Approved Budget and Business Plan.” The Approved Budget and Business Plan shall be suspended at any time in which the Company’s revenues are less than ninety percent (90%) of the revenue targets set forth in such Approved Budget and Business Plan. For purposes of determining whether the Company’s revenues are at least ninety percent (90%) of the revenue targets set forth in the Approved Budget and Business Plan, calculations shall be made as of the last day of the fiscal quarter ended prior to the date of determination.

“Permitted Variance” means, with respect to any fiscal year of the Company, an expenditure made outside of the annual Approved Budget and Business Plan (as defined below) for such fiscal year, that, in each case, is authorized by the Board of Directors of the Company and either (i) arises as a result of emergent and unforeseen circumstances in which the Board of Directors of the Company, in its reasonable and good faith discretion, determines that such expenditure is necessary in order to prevent an adverse effect on the Company or any of its Subsidiaries and to which the Holder has expressly consented in advance (such consent not to be unreasonably withheld, conditioned or delayed), provided that if the Holder has not responded to the Board of Manager’s written request (e-mail is sufficient) for consent to any such expenditure (which request shall include in capital letters the emergent nature thereof) within forty-eight (48) hours after receipt thereof, the Holder shall be deemed to have consented to such expenditure; or (ii) constitutes a variance of less than twenty percent (20%) of any line item or ten percent (10%) in the aggregate in the case of the total capital budget or total operating budget for such period.

(c) Without limiting any of the provisions contained in clause (b) above, if: (i) the Company’s LTM EBITDA for the period ended December 31, 2026 is less than one million dollars ($1,000,000); or (ii) (x) the Company’s LTM EBITDA for the period ended June 30, 2027 is less than one million seven hundred fifty thousand dollars ($1,750,000) and (y) Holder has elected to convert the this Note and the Company has exercised the Second Deferral Right, then in either case, Holder shall be permitted to cause the Company to appoint replacements for any or all of the Company’s executive officers, it being acknowledged and agreed that such replacement shall be deemed not to constitute termination “for Cause” or any similar construct under any currently existing or future employment agreement or other agreement incorporating such concept.

7. Board Rights. For so long as this Note remains outstanding, the Holder shall have the right to designate two (2) members of the Company’s Board of Directors, and the Company shall not increase the size of the Board of Directors to more than seven (7).

8. Event of Default. The occurrence of any of following events shall constitute an “Event of Default” hereunder:

(a) The failure of the Company to pay any amounts due under this Note or any of the other Transaction Documents more than five (5) business days past when due;

(b) The Company’s material breach of any representations, warranties or covenants of the Company under the Transaction Documents (provided, however, if the Company is reasonably capable of curing such breach within thirty (30) days after its receipt of written notice of such breach, an Event of Default shall not occur hereunder unless and until the Company has failed to cure such breach within such thirty (30) day period);

(c) Any material provision of any Transaction Document shall for any reason cease to be valid and binding on or enforceable against the Company or the Company shall so state in writing or bring an action to limit its obligations or liabilities thereunder;

(d) The filing of a petition in bankruptcy or under any similar insolvency law by the Company, the making of an assignment for the benefit of creditors, or if any voluntary petition in bankruptcy or under any similar insolvency law is filed against the Company and such petition is not dismissed within sixty (60) days after the filing thereof; or

(e) Any Liens created hereunder or any other Transaction Document shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Holder, free and clear of all other Liens other than Permitted Liens.

Upon the occurrence of any Event of Default, the Outstanding Balance under this Note shall become immediately due and payable upon election of the Holder. Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity. Upon the occurrence of any Event of Default, upon election of the Holder, the Holder may pursue any available remedy, whether at law or in equity, in respect of the Collateral. The rights provided for in this Note and the other Transaction Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

9. No Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10. Amendments in Writing. Any term of this Note may be amended, modified or waived upon the written consent of the Company and the Holder. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

11. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

12. No Impairment. Except and to the extent waived or consented to by the Holder, or as otherwise permitted under the terms hereof, the Company will not, by amendment of its corporate documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, or to deprive the Holder of the practical economic benefits hereof, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights and economic benefits of the Holder hereunder against impairment.

13. Governing Law; Jurisdiction; Venue. Sections 9.3 and 9.14 of the Purchase Agreement are hereby incorporated by reference as if fully set forth herein.

14. Tax Matters. The parties acknowledge and agree that, at all times prior to the Conversion Date while this Note is outstanding, for United States federal and state income tax purposes, this Note is, and at all times has been, intended to be characterized as equity for all purposes under the Internal Revenue Code of 1986, as amended. Accordingly, the parties agree to treat this Note consistent with the foregoing intent for all United States federal and state income tax purposes (including, without limitation, on their respective tax returns or other informational statements).

15. Costs. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees.

16. Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Holder at the address set forth on the books and records of the Company or at such other place as may be designated by the Holder in writing to the Company, and to the Company to its CEO at smazzucchelli@coyuchi.com and to its CFO at nkee@coyuchi.com, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 16. If notice is given to the Holder, a copy, which itself shall not constitute notice, shall also be sent to Davis, Malm & D’Agostine, P.C., One Boston Place, 37th Floor, Boston, MA 02108, Attn: Daniel T. Janis, Esq., or electronically to djanis@davismalm.com. If notice is given to the Company, a copy, which itself shall not constitute notice, shall also be sent to GCA Law Partners LLP, 2570 W. El Camino Real, Suite 400, Mountain View, CA 94040, Attn: Clifford S. Robbins, or electronically to crobbins@gcalaw.com.

17. Successors and Assigns. This Note shall be binding upon the successors and permitted assigns of the Company and shall inure to the benefit of the successors and permitted assigns of the Holder.

18. Secured Obligation. This Note is secured by a security interest in the Collateral. Pursuant to the terms and provisions of the Purchase Agreement, and in such agreement the Company grants the Holder certain rights with respect to such Collateral upon an Event of Default.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name effective as of the date first above written.

COYUCI, INC.

By:
Name:	Silvia Mazzucchelli
Title:	Chief Executive Officer

Acknowledged and Agreed:

HOME DECOR BRANDS, LLC

By:
Name:	Carson Biederman
Title:	President

[Signature Page to Home Decor Brands, LLC – Coyuchi, Inc. – Convertible Note]

Exhibit I-A

Amended Charter – Conversion into Minority Position

[See attached.]

Exhibit I-B

Amended Charter – Conversion into Majority Position

[See attached.]

EXHIBIT B

DISCLOSURE SCHEDULE

[Attached.]

COYUCHI, INC.

DISCLOSURE SCHEDULE

This Disclosure Schedule is made and given pursuant to Section 2 of the Note Purchase and Security Agreement, dated as of February 27, 2026 (the “Agreement”), between Coyuchi, Inc. (the “Company”) and Home Decor Brands, LLC (the “Purchaser”). All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments. Such descriptions do not purport to be comprehensive and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been made available to the Purchaser or its counsel.

Section 2.2	Capitalization

(b)

See attached capitalization chart.

The Company has in place a 2009 Stock Plan and a 2020 Stock Plan (the “Stock Plans”).

The Company’s Second Amended and Restated Voting Agreement.

The Company’s Investor Rights Agreement.

The Company’s Regulation A Offering Statement filed under the Securities Act.

As a result of the Company’s sale of its Series D Preferred Stock, a weighted average anti-dilution adjustment was triggered with respect to the Company’s Series C Preferred Stock. This adjustment has not yet been reflected on the Company’s capitalization chart.

(c)

The Board, as administrator of the Stock Plans, has the right to accelerate vesting in certain, limited circumstances.

OWNERSHIP SUMMARY

Stockholder	CS	2009 SP	2020 SP	Series A Pref.	Series B Pref.	Series C Pref.*	Series D Pref.	CS Warrant	Series C Warrant	Series D Warrant	Total	% Ownership	% FD
Agility Capital III, LLC									69,444		69,444	0.19%	0.18%
Amber Tarshis			212,500				108,696				321,196	0.86%	0.81%
Andrea Azar											0	0.00%	0.00%
Artemis IV LLC	53,441										53,441	0.14%	0.14%
Bonnie Brodersen							21,740				21,740	0.06%	0.05%
Cindi Zelanis											0	0.00%	0.00%
Clifford S. Robbins							21,740				21,740	0.06%	0.05%
Clydesdale Partners, LLC											0	0.00%	0.00%
Coen Weddepohl	3,277										3,277	0.01%	0.01%
Costella Kirsch V, L.P.											0	0.00%	0.00%
David Landau										43,478	43,478	0.12%	0.11%
Dmitri Siegel	82,305										82,305	0.22%	0.21%
Eileen Mockus	584,500	0	0								584,500	1.57%	1.48%
Epic Roots, Inc.											0	0.00%	0.00%
Farid Naghipour											0	0.00%	0.00%
Frank Lucero											0	0.00%	0.00%
FundAthena, Inc. DBA Manhattan Street Capital, Inc.								67,023			67,023	0.18%	0.17%
Gabriela Bermudez											0	0.00%	0.00%
Izzaz Ali			25,000								25,000	0.07%	0.06%
Jesse Montano											0	0.00%	0.00%
Karyn Barsa	71,500										71,500	0.19%	0.18%
Kevin R. Brine							217,392				217,392	0.58%	0.55%
Kevin Brine and Jessica Smith										608,695	608,695	1.64%	1.54%
Kevin Surace										8,695	8,695	0.02%	0.02%
Kim Tercero											0	0.00%	0.00%
Kirsten Sedestrom											0	0.00%	0.00%
Marc (Philipp) Baer	271,111			5,866	133,117		130,435			8,695	549,224	1.48%	1.39%
Marcus Chung	13,900										13,900	0.04%	0.04%
Margaret Lyons			25,000								25,000	0.07%	0.06%
Margaret Stewart			160,000								160,000	0.43%	0.40%
Margaret G. and David W. Stewart							586,957				586,957	1.58%	1.48%
Mark Werling	15,000										15,000	0.04%	0.04%
Michelle Meyer											0	0.00%	0.00%
Neil Kee			600,000				21,740				621,740	1.67%	1.57%
Neil McArthur	19,354										19,354	0.05%	0.05%
Priyadarshi Sinha											0	0.00%	0.00%
Ranjeet Bhatia	3,414						217,392				220,806	0.59%	0.56%
Saffron Hill Investors Guernsey Ltd.	133,520										133,520	0.36%	0.34%
Saffron Hill Ventures 2 Limited Partnership	11,499,579			506,923	5,903,805						17,910,307	48.15%	45.27%
Saffron Hill Ventures 3 Limited Partnership							6,045,371				6,045,371	16.25%	15.28%
Sejal Solanki											0	0.00%	0.00%
Silvia Irene Livia Mazzucchelli Living Trust, 11/18			1,344,500				217,392				1,561,892	4.20%	3.95%
St. Helen’s Private Equity (Investments) Limited	6,532										6,532	0.02%	0.02%
Stanley Fink	26,219										26,219	0.07%	0.07%
Stewart Family Living Trust										21,739	21,739	0.06%	0.05%
The Surace/Rogers Family Trust		231,829									231,829	0.62%	0.59%
Thomas and Victoria McDowell Charitable Remainder Unitrust	12,864										12,864	0.03%	0.03%
Top Mark Capital Partners LP									13,889		13,889	0.04%	0.04%
Viant Capital											0	0.00%	0.00%
Victoria Williams Grahan			600,000								600,000	1.61%	1.52%
Whitney Thornburg			0								0	0.00%	0.00%

OWNERSHIP SUMMARY

Stockholder	CS	2009 SP	2020 SP	Series A Pref.	Series B Pref.	Series C Pref.*	Series D Pref.	CS Warrant	Series C Warrant	Series D Warrant	Total	% Ownership	% FD
AARON ELY						125					125	0.00%	0.00%
ABIGAIL CHRISTENSEN						13,890					13,890	0.04%	0.04%
ABRACADABRA TRUST						1,389					1,389	0.00%	0.00%
ADAM BELLACICCO						2,778					2,778	0.01%	0.01%
AKUA BANFUL						125					125	0.00%	0.00%
ALAINE JANOSY						125					125	0.00%	0.00%
ALAN FREISLEBEN						694					694	0.00%	0.00%
ALAN HSU						125					125	0.00%	0.00%
ALANE HNATH						125					125	0.00%	0.00%
ALEXANDRA GATES						1,390					1,390	0.00%	0.00%
ALEXANDRA MOORE						150					150	0.00%	0.00%
ALEXIS GARCIA						1,390					1,390	0.00%	0.00%
ALEXIS HOROWITZ-BURDICK						125					125	0.00%	0.00%
ALICE CHONG						2,779					2,779	0.01%	0.01%
ALICIA DISANTIS WESTON						139					139	0.00%	0.00%
ALISA SHORT						125					125	0.00%	0.00%
ALISON MOORE						125					125	0.00%	0.00%
ALIZA MURRIETA						1,388					1,388	0.00%	0.00%
ALYCIA KELLMAN						125					125	0.00%	0.00%
ALYSIA KRUPP						125					125	0.00%	0.00%
ALYSIA STEPHENSON-ARMENTA						375					375	0.00%	0.00%
AMANDA GARDNER						139					139	0.00%	0.00%
AMBER DARBY						125					125	0.00%	0.00%
AMBER TARSHIS						139					139	0.00%	0.00%
AMELIA CHILDRESS						125					125	0.00%	0.00%
AMIEE TABATZKY						139					139	0.00%	0.00%
AMY FOUNTAINE						139					139	0.00%	0.00%
AMY GOLDBERGER						125					125	0.00%	0.00%
AMY HAENEL						1,389					1,389	0.00%	0.00%
AMY HAMBERG						250					250	0.00%	0.00%
AMY MA						694					694	0.00%	0.00%
AMY MILECHMAN						159					159	0.00%	0.00%
AMY PRINCE						125					125	0.00%	0.00%
AMY SHANAHAN						139					139	0.00%	0.00%
ANA DEL TORO						125					125	0.00%	0.00%
ANALISA LITTLE						2,778					2,778	0.01%	0.01%
ANANTH KASILLINGAM						1,389					1,389	0.00%	0.00%
ANDRAS MIHALY						125					125	0.00%	0.00%
ANDREA DEHLENDORF						125					125	0.00%	0.00%
ANDREA GROETHE						2,778					2,778	0.01%	0.01%
ANDREA MOORE						694					694	0.00%	0.00%
ANDREA URBAN						125					125	0.00%	0.00%
ANDREW JOHNSON						141					141	0.00%	0.00%
ANGEL MINUTO						125					125	0.00%	0.00%
ANGELA HAYDEL						125					125	0.00%	0.00%
ANGELINE BASSETT						278					278	0.00%	0.00%
ANGIE PICHA						125					125	0.00%	0.00%
ANITA SIRAKI						125					125	0.00%	0.00%
ANN BISHOP						125					125	0.00%	0.00%
ANN MARINO						125					125	0.00%	0.00%
ANN PHILLIPS						125					125	0.00%	0.00%

OWNERSHIP SUMMARY

Stockholder	CS	2009 SP	2020 SP	Series A Pref.	Series B Pref.	Series C Pref.*	Series D Pref.	CS Warrant	Series C Warrant	Series D Warrant	Total	% Ownership	% FD
ANNA LEVINA						125					125	0.00%	0.00%
ANNA MADILL						125					125	0.00%	0.00%
ANNA ODENDAAL						313					313	0.00%	0.00%
ANNA STAUDENMEYER						125					125	0.00%	0.00%
ANNE MARIE MURPHY						139					139	0.00%	0.00%
ANNE ROOS						375					375	0.00%	0.00%
ANNE TOCCKET						1,389					1,389	0.00%	0.00%
ANNIKA MOREDA						250					250	0.00%	0.00%
ANTHONY GRIFFITH						150					150	0.00%	0.00%
ANTHONY WARE						139					139	0.00%	0.00%
ANTONIO SYLVERTOOTH						125					125	0.00%	0.00%
APRIL HANSARD						250					250	0.00%	0.00%
ARAVINDA BUDDHALA						139					139	0.00%	0.00%
ARI KRUG						125					125	0.00%	0.00%
ARIANA ARCENAS-UTLEY						278					278	0.00%	0.00%
ARSENIA REILLY-COLLINS						125					125	0.00%	0.00%
ARTEMIS IV LLC						11,259					11,259	0.03%	0.03%
ASHLEY WESELY						139					139	0.00%	0.00%
AYSE URUK						250					250	0.00%	0.00%
BARBARA CHAPMAN						125					125	0.00%	0.00%
BARBARA FINDLER						1,389					1,389	0.00%	0.00%
BARBARA MATER						125					125	0.00%	0.00%
BARBIE MCCONNELL						125					125	0.00%	0.00%
BECCA WRIGHT						125					125	0.00%	0.00%
BELINDA BRENT						278					278	0.00%	0.00%
BELINDA CHUNG						1,389					1,389	0.00%	0.00%
BENITA BENAVIDES						125					125	0.00%	0.00%
BENITA MICHTA						125					125	0.00%	0.00%
BENNETT HART						125					125	0.00%	0.00%
BETH HAGENLOCKER						278					278	0.00%	0.00%
BETHANNE GUMM						125					125	0.00%	0.00%
BLAIRE KRIBS						278					278	0.00%	0.00%
BONNIE BRODERSEN						5,556					5,556	0.01%	0.01%
BOUCHRA TAKEDA						278					278	0.00%	0.00%
BRANDON JONES						278					278	0.00%	0.00%
BRANDON JOZWIAK						125					125	0.00%	0.00%
BRENDA LARA						278					278	0.00%	0.00%
BRIAN CARPENTER						125					125	0.00%	0.00%
BRIAN GUTH						138					138	0.00%	0.00%
BRIAN PEARSON						313					313	0.00%	0.00%
BRUCE JAFFE						1,389					1,389	0.00%	0.00%
BRYAN BARNHART						125					125	0.00%	0.00%
BRYAN THOMASON						125					125	0.00%	0.00%
BRYNDA DOBSON						125					125	0.00%	0.00%
CAITLIN COMPARETTA						125					125	0.00%	0.00%
CAITLYN USTICKE						694					694	0.00%	0.00%
CALLA ROSE OSTRANDER						125					125	0.00%	0.00%
CAMERON DAIGLE						1,389					1,389	0.00%	0.00%
CARLA ROUSSIN						139					139	0.00%	0.00%
CARLOS KEELER						125					125	0.00%	0.00%
CARLYNN WINKELMAN						125					125	0.00%	0.00%

OWNERSHIP SUMMARY

Stockholder	CS	2009 SP	2020 SP	Series A Pref.	Series B Pref.	Series C Pref.*	Series D Pref.	CS Warrant	Series C Warrant	Series D Warrant	Total	% Ownership	% FD
CARMEN ALBANY						125					125	0.00%	0.00%
CAROLINE LECCESE						1,389					1,389	0.00%	0.00%
CAROLINE MAROTTA						125					125	0.00%	0.00%
CAROLYN MOORE						250					250	0.00%	0.00%
CARRIE BELANGER						140					140	0.00%	0.00%
CASSANDRA JANEY						125					125	0.00%	0.00%
CASTLING LLC						125					125	0.00%	0.00%
CATHERINE COY						1,389					1,389	0.00%	0.00%
CATHERINE JENKINS						500					500	0.00%	0.00%
CATHERINE MILLER						278					278	0.00%	0.00%
CATHERINE ZAMBRANO						125					125	0.00%	0.00%
CATHY CURIEL						1,390					1,390	0.00%	0.00%
CECILIA FIGUEROA						139					139	0.00%	0.00%
CHANELLE MCGREGOR						125					125	0.00%	0.00%
CHARITY HALL						125					125	0.00%	0.00%
CHARITY KIRK						1,388					1,388	0.00%	0.00%
CHARLES BENTZ						138					138	0.00%	0.00%
CHARLES MORRIS						125					125	0.00%	0.00%
CHARLES REED						125					125	0.00%	0.00%
CHARMAINE CURTIS						278					278	0.00%	0.00%
CHELSEA SUMMER BROWN						125					125	0.00%	0.00%
CHRIS BEERMAN						694					694	0.00%	0.00%
CHRIS DILG						375					375	0.00%	0.00%
CHRIS EDRINGTON						125					125	0.00%	0.00%
CHRIS FAIRCLOTH						694					694	0.00%	0.00%
CHRIS MUNSON						694					694	0.00%	0.00%
CHRISTINA COLLETTI						125					125	0.00%	0.00%
CHRISTINA CRYER						13,889					13,889	0.04%	0.04%
CHRISTINA JOHNSTON						694					694	0.00%	0.00%
CHRISTINE ALBANESE						694					694	0.00%	0.00%
CHRISTINE BRUSIUS						1,875					1,875	0.01%	0.00%
CHRISTINE IGNACIO						309					309	0.00%	0.00%
CHRISTINE KASULKA						6,944					6,944	0.02%	0.02%
CHRISTINE OCONNELL						139					139	0.00%	0.00%
CHRISTINE OLEARY						125					125	0.00%	0.00%
CHRISTOPHER BELFIORE						2,778					2,778	0.01%	0.01%
CHRISTOPHER WALL						125					125	0.00%	0.00%
CIARA GREEN						125					125	0.00%	0.00%
CINDY CARPENTER						125					125	0.00%	0.00%
CLAIRE CASSEL						250					250	0.00%	0.00%
CLAIRE FRAM						1,389					1,389	0.00%	0.00%
CLARE KAZANSKI						2,778					2,778	0.01%	0.01%
CLAUDIA FULGA						2,083					2,083	0.01%	0.01%
CLAUDIA FULGA LIVING TRUST						278					278	0.00%	0.00%
CLAUDIA SPINELLI						278					278	0.00%	0.00%
CLAUDIA VILLA						125					125	0.00%	0.00%
CLAW TRUST						1,388					1,388	0.00%	0.00%
COLLEEN MORGAN						125					125	0.00%	0.00%
CORYNNE LURIE						694					694	0.00%	0.00%
CRYSTAL JOHNSON						125					125	0.00%	0.00%
CRYSTAL L MELBY						1,389					1,389	0.00%	0.00%

OWNERSHIP SUMMARY

Stockholder	CS	2009 SP	2020 SP	Series A Pref.	Series B Pref.	Series C Pref.*	Series D Pref.	CS Warrant	Series C Warrant	Series D Warrant	Total	% Ownership	% FD
CYNTHIA LEMESH						125					125	0.00%	0.00%
DAIVA FINELL						125					125	0.00%	0.00%
DANA MCGUINN						278					278	0.00%	0.00%
DANA MCLOUGHLIN						125					125	0.00%	0.00%
DANELLE WOLF						125					125	0.00%	0.00%
DANIEL PRESTON						125					125	0.00%	0.00%
DANIEL WILLEY						125					125	0.00%	0.00%
DANIELA CISNEROS						125					125	0.00%	0.00%
DANIELLE NAKAMARU						125					125	0.00%	0.00%
DANIELLE SMITH						125					125	0.00%	0.00%
DANIELLE ULMANN						250					250	0.00%	0.00%
DAVE HARDEN						125					125	0.00%	0.00%
DAVID GERO						125					125	0.00%	0.00%
DAVID L OSBORN						625					625	0.00%	0.00%
DAVID MCGINNIS						125					125	0.00%	0.00%
DAVID RUDDA						694					694	0.00%	0.00%
DAVID SWAIN						139					139	0.00%	0.00%
DAWN ALLEN						139					139	0.00%	0.00%
DEBI FRIES						125					125	0.00%	0.00%
DEBORAH ABAD						125					125	0.00%	0.00%
DEBORAH MANNINO						125					125	0.00%	0.00%
DEBRA LEFKOVIC-ABRAMS						125					125	0.00%	0.00%
DEBRA RAPPAPORT						125					125	0.00%	0.00%
DENA MELIN						1,510					1,510	0.00%	0.00%
DENISE SMITH						278					278	0.00%	0.00%
DEREK BENNETT						1,250					1,250	0.00%	0.00%
DESTINEE GILLIS						125					125	0.00%	0.00%
DEVAN GUIDRY						555					555	0.00%	0.00%
DEXTER SAMPSON						278					278	0.00%	0.00%
DIANA BRUMBAUGH						1,389					1,389	0.00%	0.00%
DIANA JOCHAI						1,390					1,390	0.00%	0.00%
DIANA LACSON						125					125	0.00%	0.00%
DIANE PRESTON						145					145	0.00%	0.00%
DIYA SHAH						139					139	0.00%	0.00%
DJANGO SUSSMAN						278					278	0.00%	0.00%
DONA UPSON						1,750					1,750	0.00%	0.00%
DONALD COREY						125					125	0.00%	0.00%
DONNA LOMP						625					625	0.00%	0.00%
DORIAN NASBY						139					139	0.00%	0.00%
DOUGLAS DOLBEER						694					694	0.00%	0.00%
DOUGLAS P & HEATHER L DEANGELI REVOCABLE TRUST DATED MARCH 28 2017						694					694	0.00%	0.00%
DOYFRE INVESTMENTS						125					125	0.00%	0.00%
DYLAN KIEVIT						125					125	0.00%	0.00%
EAPHY MAO						125					125	0.00%	0.00%
EDEN SUTLEY						139					139	0.00%	0.00%
EDWARD MEDLOCK						333					333	0.00%	0.00%
EDWARD PIOTROWSKI						125					125	0.00%	0.00%
EILEEN LOFRESE						125					125	0.00%	0.00%
EKAELI NNKO MABEBA						278					278	0.00%	0.00%
ELAINE ASADA						125					125	0.00%	0.00%
ELAINE WELLS						125					125	0.00%	0.00%

OWNERSHIP SUMMARY

Stockholder	CS	2009 SP	2020 SP	Series A Pref.	Series B Pref.	Series C Pref.*	Series D Pref.	CS Warrant	Series C Warrant	Series D Warrant	Total	% Ownership	% FD
ELEANOR MOONEY						278					278	0.00%	0.00%
ELENA BRESCIA						250					250	0.00%	0.00%
ELENA LISAGOR						694					694	0.00%	0.00%
ELIZABETH BUNTEN						125					125	0.00%	0.00%
ELIZABETH COOPER						125					125	0.00%	0.00%
ELIZABETH CROWLEY						125					125	0.00%	0.00%
ELIZABETH DANIELS						125					125	0.00%	0.00%
ELIZABETH FELICE						694					694	0.00%	0.00%
ELIZABETH FLORES						278					278	0.00%	0.00%
ELIZABETH GIBB						2,014					2,014	0.01%	0.01%
ELIZABETH HERMANN						280					280	0.00%	0.00%
ELIZABETH LANSING						694					694	0.00%	0.00%
ELIZABETH MYLANDER						694					694	0.00%	0.00%
ELLEN CARR						139					139	0.00%	0.00%
ELLEN FISH						125					125	0.00%	0.00%
ELVA RUIZ						125					125	0.00%	0.00%
EMILIE COLE						125					125	0.00%	0.00%
EMILY GORHAM						694					694	0.00%	0.00%
EMILY JENSEN						125					125	0.00%	0.00%
EMILY STRONG						125					125	0.00%	0.00%
EMILY STUTZMAN						125					125	0.00%	0.00%
ENID RICKLEY-MYRES						139					139	0.00%	0.00%
ERENDIRA ALDANA						125					125	0.00%	0.00%
ERIC RABORN						139					139	0.00%	0.00%
ERIC STRAUCHLER						125					125	0.00%	0.00%
ERIKA DAVIS						125					125	0.00%	0.00%
ERIN WILLIAMS						125					125	0.00%	0.00%
ESPERANZA SEGARRA						125					125	0.00%	0.00%
EVAN BERLIN						125					125	0.00%	0.00%
FABRICE MEUNIER						125					125	0.00%	0.00%
FLORENCE RAYNAUD						278					278	0.00%	0.00%
FORNI FAMILY TR UA MAY 12 1999 JAMES FORNI OR MARY ANNE FORNI TRS						13,889					13,889	0.04%	0.04%
FRANK PETER MATALONE						2,778					2,778	0.01%	0.01%
GABRIELA ANASTASIO						139					139	0.00%	0.00%
GABRIELA DOMBROWSKI						145					145	0.00%	0.00%
GABRIELLA LAHTI						250					250	0.00%	0.00%
GARRISON BURK						375					375	0.00%	0.00%
GAYLE LAMB						278					278	0.00%	0.00%
GENEVA CURRIN						250					250	0.00%	0.00%
GEOK KOON KUAH						2,500					2,500	0.01%	0.01%
GEORGE GARNER						125					125	0.00%	0.00%
GERALD PARK						125					125	0.00%	0.00%
GERARD LEJEUNE						1,390					1,390	0.00%	0.00%
GIBWA KIRONDE						278					278	0.00%	0.00%
GREGORY RIDEOUT						250					250	0.00%	0.00%
GRIFFITH FAMILY 2005 REVOCABLE TRUST						556					556	0.00%	0.00%
HANNAH BERGMAN						125					125	0.00%	0.00%
HAUSER-LEPROHN FAMILY TRUST						375					375	0.00%	0.00%
HEATHER CHEDA						1,389					1,389	0.00%	0.00%
HEATHER DEIXLER						125					125	0.00%	0.00%
HEATHER M RANNEY						125					125	0.00%	0.00%

OWNERSHIP SUMMARY

Stockholder	CS	2009 SP	2020 SP	Series A Pref.	Series B Pref.	Series C Pref.*	Series D Pref.	CS Warrant	Series C Warrant	Series D Warrant	Total	% Ownership	% FD
HEMANG SHAH						694					694	0.00%	0.00%
HETHER M GAGE						125					125	0.00%	0.00%
HOLLY BRODY						125					125	0.00%	0.00%
HOPE KAVOOSI						1,389					1,389	0.00%	0.00%
HUAN DINH						694					694	0.00%	0.00%
HYUN LEE						278					278	0.00%	0.00%
ICED MEDIA LTD						2,778					2,778	0.01%	0.01%
IGOR BERJAN						2,778					2,778	0.01%	0.01%
ILANA LIPSETT						125					125	0.00%	0.00%
IMENE GHERNATI						1,389					1,389	0.00%	0.00%
IRA FINANCIAL TRUST CFBO COMPANY COLLEEN E CLARY						2,778					2,778	0.01%	0.01%
IRINA LEIMBACHER						125					125	0.00%	0.00%
IVY KILEY						125					125	0.00%	0.00%
IZAAZ ALI						278					278	0.00%	0.00%
JACK KUSHNER						125					125	0.00%	0.00%
JACKI RENARD						139					139	0.00%	0.00%
JACQUELINE FIELDS						125					125	0.00%	0.00%
JACQUELINE JEW						125					125	0.00%	0.00%
JACQUELINE KELLY-CAMPBELL						125					125	0.00%	0.00%
JACQUELINE RYAN						125					125	0.00%	0.00%
JACQUELINE SA						8,750					8,750	0.02%	0.02%
JAMES AND SITA HANLON MAY 7 2021 TRUST						1,389					1,389	0.00%	0.00%
JAMES LINDENBAUM REV TRUST U/A/D 8/24/11						2,779					2,779	0.01%	0.01%
JAMES RUSK						2,778					2,778	0.01%	0.01%
JANA CRUDER						555					555	0.00%	0.00%
JANESSA KNAPP						125					125	0.00%	0.00%
JANET MCCALLISTER						125					125	0.00%	0.00%
JANICE BRUNNER						139					139	0.00%	0.00%
JASMINE KETTLEY						694					694	0.00%	0.00%
JASON KAUFMAN						1,389					1,389	0.00%	0.00%
JASON KLEIN						278					278	0.00%	0.00%
JASON MORRIS						313					313	0.00%	0.00%
JAY CROUSE						125					125	0.00%	0.00%
JEANAMARIA ALAYAAY						125					125	0.00%	0.00%
JEFFREY BERGMAN						1,389					1,389	0.00%	0.00%
JEFFREY MCGEE						125					125	0.00%	0.00%
JENNIFER BEAM						125					125	0.00%	0.00%
JENNIFER HARTWIG						2,778					2,778	0.01%	0.01%
JENNIFER HESS						250					250	0.00%	0.00%
JENNIFER MACMURDO						125					125	0.00%	0.00%
JENNIFER MCEACHERN-PLASKONOS						1,389					1,389	0.00%	0.00%
JENNIFER MORA						125					125	0.00%	0.00%
JENNIFER PETERSEN						250					250	0.00%	0.00%
JENNIFER SMITH						278					278	0.00%	0.00%
JENNIFER TJADEN						139					139	0.00%	0.00%
JEREMY BUFFORD						375					375	0.00%	0.00%
JEREMY JOHNSON						125					125	0.00%	0.00%
JESSICA ANGUIANO						125					125	0.00%	0.00%
JESSICA AYMEN						250					250	0.00%	0.00%
JESSICA CARDINALE						625					625	0.00%	0.00%
JESSICA GORMLEY						125					125	0.00%	0.00%

OWNERSHIP SUMMARY

Stockholder	CS	2009 SP	2020 SP	Series A Pref.	Series B Pref.	Series C Pref.*	Series D Pref.	CS Warrant	Series C Warrant	Series D Warrant	Total	% Ownership	% FD
JESSICA SMITH						834,877					834,877	2.24%	2.11%
JESSICA SPENCER						125					125	0.00%	0.00%
JESSICA VANDENBROEKE						125					125	0.00%	0.00%
JESSICA VENER						125					125	0.00%	0.00%
JIGISH SHAH						3,125					3,125	0.01%	0.01%
JILL DIAMANT						139					139	0.00%	0.00%
JINEVRA HOWARD						125					125	0.00%	0.00%
JOAN JANES						125					125	0.00%	0.00%
JOAN SIMON						250					250	0.00%	0.00%
JOANNE HUNG						694					694	0.00%	0.00%
JOCELYN WAITE						125					125	0.00%	0.00%
JODI MILLER						125					125	0.00%	0.00%
JODIE GROTINS						416					416	0.00%	0.00%
JOHN COOPER						125					125	0.00%	0.00%
JOHN IMHOF						139					139	0.00%	0.00%
JOHN KOTCH						2,778					2,778	0.01%	0.01%
JOHN LANGFORD III						694					694	0.00%	0.00%
JOHNNY BUFFORD						375					375	0.00%	0.00%
JOLENE ENGLAND						694					694	0.00%	0.00%
JOSEPH FLORES						278					278	0.00%	0.00%
JOSEPH S ADKINS						125					125	0.00%	0.00%
JOSHUA GROSSMAN						125					125	0.00%	0.00%
JOYCE HARRINGTON						250					250	0.00%	0.00%
JOYCE WITTE						1,390					1,390	0.00%	0.00%
JUDITH A RODONI						1,250					1,250	0.00%	0.00%
JUDITH GIARRUSSO						264					264	0.00%	0.00%
JUDSON POWERS						2,778					2,778	0.01%	0.01%
JULIE MASINO						694					694	0.00%	0.00%
JULIE THOMPSON						125					125	0.00%	0.00%
JULIET LAMONT						834					834	0.00%	0.00%
JUNE BAYHA						1,410					1,410	0.00%	0.00%
JUSTIN JOHNSTON						125					125	0.00%	0.00%
JUSTIN WOLF						1,389					1,389	0.00%	0.00%
KABAO MOUA						125					125	0.00%	0.00%
KALANI COWLES						281					281	0.00%	0.00%
KANDIS WEST						556					556	0.00%	0.00%
KAREN HISLOP						166					166	0.00%	0.00%
KAREN NUNN						125					125	0.00%	0.00%
KAREN YU						139					139	0.00%	0.00%
KARI MARTIN						278					278	0.00%	0.00%
KARLY HISER						555					555	0.00%	0.00%
KARREN GARCIA						125					125	0.00%	0.00%
KAT CHUNG						125					125	0.00%	0.00%
KATE STELLAR						125					125	0.00%	0.00%
KATHERINE COOPER						125					125	0.00%	0.00%
KATHERINE HALLAL						225					225	0.00%	0.00%
KATHERINE ROBERTS						3,471					3,471	0.01%	0.01%
KATHERINE SOLDINK						125					125	0.00%	0.00%
KATHERINE STEPP						694					694	0.00%	0.00%
KATHRYN WINTERS						1,389					1,389	0.00%	0.00%
KATHY LARRAMENDY						275					275	0.00%	0.00%

OWNERSHIP SUMMARY

Stockholder	CS	2009 SP	2020 SP	Series A Pref.	Series B Pref.	Series C Pref.*	Series D Pref.	CS Warrant	Series C Warrant	Series D Warrant	Total	% Ownership	% FD
KAUSER SHARIEFF						625					625	0.00%	0.00%
KELLEY KEOGH						125					125	0.00%	0.00%
KELLY BUNTING						250					250	0.00%	0.00%
KELLY CALLARMAN						125					125	0.00%	0.00%
KENNETH LASLAVIC						250					250	0.00%	0.00%
KERRY FERBER CONSULTING LLC						1,389					1,389	0.00%	0.00%
KEVIN HIX						125					125	0.00%	0.00%
KEVIN R BRINE						834,877					834,877	2.24%	2.11%
KIM HUTCHISON						278					278	0.00%	0.00%
KIM WILSON						125					125	0.00%	0.00%
KINLOCHRUEL LLC						3,125					3,125	0.01%	0.01%
KIRBY BUMPUS						142					142	0.00%	0.00%
KIRIN MCKENNA						125					125	0.00%	0.00%
KIRSTEN KELLIHER						185					185	0.00%	0.00%
KOAIKEA OSTREM						125					125	0.00%	0.00%
KREITHCHELE BARNARD						125					125	0.00%	0.00%
KRISTEN MUNGER						2,778					2,778	0.01%	0.01%
KRISTEN WALSH						125					125	0.00%	0.00%
KRISTIN BRANCALEONE						278					278	0.00%	0.00%
KRISTIN ROMER						556					556	0.00%	0.00%
KRISTINE DONNA ANGELES						125					125	0.00%	0.00%
KRYSTLE WOOD						1,389					1,389	0.00%	0.00%
KYLE BLAIR						278					278	0.00%	0.00%
LANLIAN SZETO						139					139	0.00%	0.00%
LAREE SOTO						125					125	0.00%	0.00%
LARISA LUTES						1,389					1,389	0.00%	0.00%
LARRY BOONE						125					125	0.00%	0.00%
LARYN DORRONSORO						416					416	0.00%	0.00%
LAURA HEARST						125					125	0.00%	0.00%
LAURA HUBBER						1,389					1,389	0.00%	0.00%
LAURA SUE SELIGSOHN GRATITUDE TRUST						1,388					1,388	0.00%	0.00%
LAUREEN BRION						125					125	0.00%	0.00%
LAUREL TINCHER						139					139	0.00%	0.00%
LAUREN DUNNING						125					125	0.00%	0.00%
LAURENCE SO						180					180	0.00%	0.00%
LAWRENCE DERNULC						1,389					1,389	0.00%	0.00%
LEAH HOLCOMB						278					278	0.00%	0.00%
LEAH LOBERTI						1,389					1,389	0.00%	0.00%
LEAMON HAWKINS JR						1,389					1,389	0.00%	0.00%
LEANDRA SCHULER						125					125	0.00%	0.00%
LEEANNA BOWMAN-CARPIO						125					125	0.00%	0.00%
LEEANNE MERCIER						125					125	0.00%	0.00%
LEGENDY-MARKS TRUST						3,333					3,333	0.01%	0.01%
LEIF JENSEN						2,779					2,779	0.01%	0.01%
LESLIE SAUNDERS						139					139	0.00%	0.00%
LIANA GRIFFIN						125					125	0.00%	0.00%
LILEI HUANG REVOCABLE TRUST						694					694	0.00%	0.00%
LINDA BERN						278					278	0.00%	0.00%
LINDA MULLESTEIN						125					125	0.00%	0.00%
LISA BARTON						139					139	0.00%	0.00%
LISA DECARLO						2,778					2,778	0.01%	0.01%

OWNERSHIP SUMMARY

Stockholder	CS	2009 SP	2020 SP	Series A Pref.	Series B Pref.	Series C Pref.*	Series D Pref.	CS Warrant	Series C Warrant	Series D Warrant	Total	% Ownership	% FD
LISA LAPP						278					278	0.00%	0.00%
LISA VIZER						2,779					2,779	0.01%	0.01%
LISA WRIGHT						125					125	0.00%	0.00%
LLOYD HANDWERKER						694					694	0.00%	0.00%
LOOEASE FRIESDAT						1,389					1,389	0.00%	0.00%
LOREN GOODWIN						1,389					1,389	0.00%	0.00%
LOREN WHITMAN						694					694	0.00%	0.00%
LORI JOHNSON						2,778					2,778	0.01%	0.01%
LORI WEBB						417					417	0.00%	0.00%
LORNA IULIANO						139					139	0.00%	0.00%
LORRAINE BOINSKI						1,389					1,389	0.00%	0.00%
LUCY KUNTZ						3,125					3,125	0.01%	0.01%
LURIA ENTERPRISE, LLC						694					694	0.00%	0.00%
LYDIA BERKEY						125					125	0.00%	0.00%
MAGDALENA SPIGHT						125					125	0.00%	0.00%
MALIK BAKHORJI						700					700	0.00%	0.00%
MARANDA MCGEARY						125					125	0.00%	0.00%
MARC BAER						54,780					54,780	0.15%	0.14%
MARC PHILIPP BAER						23,493					23,493	0.06%	0.06%
MARCUS THACKSTON						125					125	0.00%	0.00%
MARGARET HARRIS						694					694	0.00%	0.00%
MARIA CRAWFORD						250					250	0.00%	0.00%
MARIA MATIAS						1,389					1,389	0.00%	0.00%
MARIA REED						125					125	0.00%	0.00%
MARIAH KENNEMER						694					694	0.00%	0.00%
MARIE LO						1,389					1,389	0.00%	0.00%
MARIE LOUISE ROEHM						375					375	0.00%	0.00%
MARIE PARK						125					125	0.00%	0.00%
MARINA VAN LIMBURG						125					125	0.00%	0.00%
MARINA VAN LIMBURG STIRUM						694					694	0.00%	0.00%
MARJORIE GREENE						125					125	0.00%	0.00%
MARK BATHE						1,389					1,389	0.00%	0.00%
MARK NAKAMURA						139					139	0.00%	0.00%
MARK SORRENTINO						125					125	0.00%	0.00%
MARQUES SOUZA						125					125	0.00%	0.00%
MARSHALL GRANT						278					278	0.00%	0.00%
MARY ALLERDICE						216					216	0.00%	0.00%
MARY DEMPSEY						250					250	0.00%	0.00%
MARY F MEIKLE						125					125	0.00%	0.00%
MARY TIERNEY						125					125	0.00%	0.00%
MATTHEW CASH						125					125	0.00%	0.00%
MATTHEW GERLOFF						1,250					1,250	0.00%	0.00%
MATTHEW GRAY						1,418					1,418	0.00%	0.00%
MATTHEW GREINERT						1,000					1,000	0.00%	0.00%
MATTHEW GRINDSTAFF						1,391					1,391	0.00%	0.00%
MATTHEW MANNISTO						125					125	0.00%	0.00%
MATTHEW RAND						163					163	0.00%	0.00%
FAMILY TRUST DATED NOVEMBER 29 2022						125					125	0.00%	0.00%
MATTHEW SEVERSON						139					139	0.00%	0.00%
MAXINE SIU						125					125	0.00%	0.00%
MAY HONG						125					125	0.00%	0.00%

OWNERSHIP SUMMARY

Stockholder	CS	2009 SP	2020 SP	Series A Pref.	Series B Pref.	Series C Pref.*	Series D Pref.	CS Warrant	Series C Warrant	Series D Warrant	Total	% Ownership	% FD
MAYACAMAS OLDS						1,389					1,389	0.00%	0.00%
MEERA BHATIA						125					125	0.00%	0.00%
MEGAN CLINTON						139					139	0.00%	0.00%
MELANIE HITCHCOCK						140					140	0.00%	0.00%
MELANIE LAPOINTE						125					125	0.00%	0.00%
MEREDITH BARTLETT						125					125	0.00%	0.00%
MEREDITH HACKETT						125					125	0.00%	0.00%
MERRILL CALOTTA						125					125	0.00%	0.00%
MICAH SHIELDS						125					125	0.00%	0.00%
MICHAEL ANDREWS-SCHWIND						9,028					9,028	0.02%	0.02%
MICHAEL BEGGS						694					694	0.00%	0.00%
MICHAEL BURGART						1,500					1,500	0.00%	0.00%
MICHAEL HAGERMAN						125					125	0.00%	0.00%
MICHAEL HLIS						1,500					1,500	0.00%	0.00%
MICHAEL HUGHES						125					125	0.00%	0.00%
MICHAEL LEWIS						125					125	0.00%	0.00%
MICHAEL LOVE						278					278	0.00%	0.00%
MICHAEL NOCELLA						188					188	0.00%	0.00%
MICHAEL YANNELL						11,111					11,111	0.03%	0.03%
MICHELE DENEAU						125					125	0.00%	0.00%
MICHELLE HEADRICK						125					125	0.00%	0.00%
MICHELLE MEDINA						126					126	0.00%	0.00%
MICHELLE POOL						250					250	0.00%	0.00%
MIGUEL SESANA						278					278	0.00%	0.00%
MISA COWEE						126					126	0.00%	0.00%
MOIRA HERBST						125					125	0.00%	0.00%
MORGAN SPRINGER						139					139	0.00%	0.00%
MUNIB REZAIE						139					139	0.00%	0.00%
MYRA DELZEIT REVOCABLE TRUST						2,778					2,778	0.01%	0.01%
MYRNA GARAY						125					125	0.00%	0.00%
NADINE RAMBEAU						125					125	0.00%	0.00%
NANCY HSU						278					278	0.00%	0.00%
NANCY YAMIN						125					125	0.00%	0.00%
NAOMI TAGUE						694					694	0.00%	0.00%
NATALIA BERTOTTI						222					222	0.00%	0.00%
NATALIE GANTZ						125					125	0.00%	0.00%
NATALIE PAREDEZ						125					125	0.00%	0.00%
NICK ANNER						125					125	0.00%	0.00%
NICOLAS LARUE						250					250	0.00%	0.00%
NICOLE REIK						125					125	0.00%	0.00%
NINA CHENG						417					417	0.00%	0.00%
NISHTHA BHATIA						555					555	0.00%	0.00%
NOREEN SCOGGINS						139					139	0.00%	0.00%
OLIVIA SUTER						125					125	0.00%	0.00%
ONI HOLLEY BROWN						278					278	0.00%	0.00%
PAMELA M WRIGHT LIVING TRUST DATED FEBRUARY 21 2008						2,778					2,778	0.01%	0.01%
PATRICE LOPEZ						1,389					1,389	0.00%	0.00%
PATRICIA WORKMAN						278					278	0.00%	0.00%
PATRICIA ZINN						250					250	0.00%	0.00%
PATRICK DIGGINS						125					125	0.00%	0.00%
PATTI MATALONE						1,389					1,389	0.00%	0.00%

OWNERSHIP SUMMARY

Stockholder	CS	2009 SP	2020 SP	Series A Pref.	Series B Pref.	Series C Pref.*	Series D Pref.	CS Warrant	Series C Warrant	Series D Warrant	Total	% Ownership	% FD
PAUL KELLY						1,389					1,389	0.00%	0.00%
PAUL LOOMIS						125					125	0.00%	0.00%
PAUL REYES						125					125	0.00%	0.00%
PAULA BEACH						125					125	0.00%	0.00%
PETER PENDERGRASS						250					250	0.00%	0.00%
PETER TYBURSKI						1,389					1,389	0.00%	0.00%
POLINA OSIPOVA						279					279	0.00%	0.00%
QUINCY SWEENEY						125					125	0.00%	0.00%
RACHEL HART						125					125	0.00%	0.00%
RACHEL LUM						125					125	0.00%	0.00%
RACHEL VAN COTT						1,388					1,388	0.00%	0.00%
RADOSLAVA DOGANDJIEVA						250					250	0.00%	0.00%
RAEGAN ELLEASE						139					139	0.00%	0.00%
RAYMOND INDUSTRIES CORPORATION						278					278	0.00%	0.00%
RAYMOND SMITH						125					125	0.00%	0.00%
REBECCA HAMM						1,389					1,389	0.00%	0.00%
REBECCA THUNS						125					125	0.00%	0.00%
REGINA GOODMAN						125					125	0.00%	0.00%
RENEE WEITZNER						125					125	0.00%	0.00%
RETTA SMITH						125					125	0.00%	0.00%
RICHARD ALOT						125					125	0.00%	0.00%
RICHARD C PERRIS IRREVOCABLE TRUST						139					139	0.00%	0.00%
RICHMOND DICKSON						125					125	0.00%	0.00%
RIE YOSHIDA						125					125	0.00%	0.00%
ROBBINS TRUST OF 1986 DATED APRIL 8 1986						1,361					1,361	0.00%	0.00%
ROBERT BENTON						125					125	0.00%	0.00%
ROBERT BRUNO						278					278	0.00%	0.00%
ROBERT FOXWORTHY						278					278	0.00%	0.00%
ROBERT JOHNSON						278					278	0.00%	0.00%
ROBERT MORSE						500					500	0.00%	0.00%
ROBERT ROSE						139					139	0.00%	0.00%
ROBERT SHEEHAN						750					750	0.00%	0.00%
ROBERTA JO LIEBERMAN						139					139	0.00%	0.00%

OWNERSHIP SUMMARY

Stockholder	CS	2009 SP	2020 SP	Series A Pref.	Series B Pref.	Series C Pref.*	Series D Pref.	CS Warrant	Series C Warrant	Series D Warrant	Total	% Ownership	% FD
ROBIN RICKS						125					125	0.00%	0.00%
ROBYN STEVENSON						125					125	0.00%	0.00%
ROCHELLE L GOTTLIEB						125					125	0.00%	0.00%
RODNESHA GILBERT						138					138	0.00%	0.00%
RONALD AVOLIO						1,389					1,389	0.00%	0.00%
ROOPAL PATEL						250					250	0.00%	0.00%
ROXANN DZUR						2,778					2,778	0.01%	0.01%
RUSSELL ALWELL						125					125	0.00%	0.00%
RUSSELL GATEWOOD						125					125	0.00%	0.00%
RYAN FLETCHER						250					250	0.00%	0.00%
RYAN NELSON						1,389					1,389	0.00%	0.00%
RYAN TABLOFF						1,389					1,389	0.00%	0.00%
RYN SPEICH						125					125	0.00%	0.00%
SAFFRON HILL ESCROW TRUST						13,511					13,511	0.04%	0.03%
SAFFRON HILL VENTURES 2 LP						3,935,536					3,935,536	10.58%	9.95%
SAMANTHA OZUNA						125					125	0.00%	0.00%
SANDRA WONG						125					125	0.00%	0.00%
SARA ZAGARINO						694					694	0.00%	0.00%
SARAH ERNST						694					694	0.00%	0.00%
SARAH JONES						125					125	0.00%	0.00%
SARAH MALACHOWSKY						125					125	0.00%	0.00%
SARVAR ABDULLAEV						125					125	0.00%	0.00%
SASHA BERNSTEIN						139					139	0.00%	0.00%
SAVANNAH KRAMER						125					125	0.00%	0.00%
SCOTT JOHNSON						278					278	0.00%	0.00%
SCOTT KELLY						139					139	0.00%	0.00%
SHAMINI DHANA						125					125	0.00%	0.00%
SHANNON LEE						1,390					1,390	0.00%	0.00%
SHARI HASSEN						278					278	0.00%	0.00%
SHAUN DEXHEIMER						125					125	0.00%	0.00%
SHAWNA HUTSON						125					125	0.00%	0.00%
SHEELA ZEMLIN						125					125	0.00%	0.00%
SHEILA KOZINA						278					278	0.00%	0.00%
SHELBIE ELLIOTT						416					416	0.00%	0.00%
SHEMRA RIZZO						139					139	0.00%	0.00%
SHERRY TURRI						125					125	0.00%	0.00%
SHIKHA KAMBOJ						1,389					1,389	0.00%	0.00%
SHOSHANA HORT						125					125	0.00%	0.00%
SIMAR SINGH						1,390					1,390	0.00%	0.00%
SLOAN FAMILY TRUST DATED 12/07/2017						1,389					1,389	0.00%	0.00%
SOUBHAGYA PARIJA						694					694	0.00%	0.00%
STACEY ROEN						1,389					1,389	0.00%	0.00%

OWNERSHIP SUMMARY

Stockholder	CS	2009 SP	2020 SP	Series A Pref.	Series B Pref.	Series C Pref.*	Series D Pref.	CS Warrant	Series C Warrant	Series D Warrant	Total	% Ownership	% FD
STACIE GARDENER						417					417	0.00%	0.00%
STEPHANIE LESTER						1,390					1,390	0.00%	0.00%
STEPHANIE LIN						2,778					2,778	0.01%	0.01%
STEPHANIE PERRON						139					139	0.00%	0.00%
STEPHANIE RAPP						695					695	0.00%	0.00%
STEPHANIE ROHLFS						125					125	0.00%	0.00%
STEPHANIE SCARPULLA						167					167	0.00%	0.00%
STEPHEN KELLY						1,389					1,389	0.00%	0.00%
STEPHEN NENNINGER						125					125	0.00%	0.00%
STEVE DEMARS						125					125	0.00%	0.00%
STEWART SHEPPARD						250					250	0.00%	0.00%
SUDHANSHU JAIN						125					125	0.00%	0.00%
SUGREEV CHAWLA						125					125	0.00%	0.00%
SUSAN MAGDANZ						125					125	0.00%	0.00%
SUSAN MILLS						278					278	0.00%	0.00%
SUSAN PLEMING						416					416	0.00%	0.00%
SUSANA JULIAN						125					125	0.00%	0.00%
SUZANNE BLEE						625					625	0.00%	0.00%
SUZANNE CHURCH						125					125	0.00%	0.00%
SUZANNE HARMON						278					278	0.00%	0.00%
SYDNEY SOLIS						125					125	0.00%	0.00%
TAM PERRY						278					278	0.00%	0.00%
TAMMY CHANG						1,389					1,389	0.00%	0.00%
TAMMY MEYER						1,389					1,389	0.00%	0.00%
TARA DIETZ						125					125	0.00%	0.00%
TATHYA ABE						375					375	0.00%	0.00%
TED ABE						278					278	0.00%	0.00%
TERESA CHEN						125					125	0.00%	0.00%
TERRY ROGERS						279					279	0.00%	0.00%
THE BLUE STAR TRUST U/D/T 1/12/2007 SHELBY DANIEL TTEE						250					250	0.00%	0.00%
THE CARR-SCHILLING LIVING TRUST U/A DTD 10/07/2008						68,750					68,750	0.18%	0.17%
THE CARYN HEILMAN TRUST						125					125	0.00%	0.00%
THE RAYMOND SPASIC FAMILY TRUST DATED DECEMBER 23 2020						2,500					2,500	0.01%	0.01%
THE TURKISH TOWEL COMPANY						618					618	0.00%	0.00%
THERESA CHRISTIANSEN						1,250					1,250	0.00%	0.00%
THERESA HARRIS						288					288	0.00%	0.00%
THERESA NGUYEN						3,000					3,000	0.01%	0.01%
THERESA TURNER						125					125	0.00%	0.00%
THERESA WELLS						125					125	0.00%	0.00%
TIFFANY AKE						1,416					1,416	0.00%	0.00%
TIFFANY GREGORY						125					125	0.00%	0.00%
TIFFANY WHEAT						139					139	0.00%	0.00%
TIMOTHY RYAN						125					125	0.00%	0.00%
TODD BARTHOLF						1,389					1,389	0.00%	0.00%
TODD RISING						2,778					2,778	0.01%	0.01%
TOM TANQUARY						833					833	0.00%	0.00%
TONY CHENG						139					139	0.00%	0.00%
TRACY BALLARD						125					125	0.00%	0.00%
TRACY CUNN						278					278	0.00%	0.00%
TRACY TARASIUK						125					125	0.00%	0.00%
TRAVIS ELLIOTT						2,778					2,778	0.01%	0.01%

OWNERSHIP SUMMARY

Stockholder	CS	2009 SP	2020 SP	Series A Pref.	Series B Pref.	Series C Pref.*	Series D Pref.	CS Warrant	Series C Warrant	Series D Warrant	Total	% Ownership	% FD
TREACY-FROELICH FAMILY TRUST DATED APRIL 25 2017						1,389					1,389	0.00%	0.00%
TRININA HEBERT						2,778					2,778	0.01%	0.01%
TRIPLE LINDY 21 HOLDINGS LLC						2,778					2,778	0.01%	0.01%
TRYSTAN GARRETT UPSTILL AND BETHWYN PHOEBE MORRIS TRUSTEES OF THE UPSTILL MORRIS FAMILY TRUST U-T-A DATED MAY 27 2011						13,916					13,916	0.04%	0.04%
TYRONE GREENE						125					125	0.00%	0.00%
VALERIE C JARVIE-TRAINER						125					125	0.00%	0.00%
VANESSA CURTIS						139					139	0.00%	0.00%
VENTURE SEEKER LLC						125					125	0.00%	0.00%
VERONICA MONTOYA						279					279	0.00%	0.00%
VIRGINIA CRABTREE						125					125	0.00%	0.00%
VIVIENNE SO						1,389					1,389	0.00%	0.00%
WESLEY KLOSS						1,389					1,389	0.00%	0.00%
WILLA ZHOU BERSON						125					125	0.00%	0.00%
WILLIAM CULLER-CHASE						139					139	0.00%	0.00%
WILLIAM EDMISTON						125					125	0.00%	0.00%
WILLIAM HENDERSON						125					125	0.00%	0.00%
WILLIAM RINN						125					125	0.00%	0.00%
WILLIAM ROE						6,806					6,806	0.02%	0.02%
YARENIS PERALTA						125					125	0.00%	0.00%
YEECHIN HARVEY						188					188	0.00%	0.00%
YEN-CHENG CHOU						125					125	0.00%	0.00%
YOAMI PASTRAN						125					125	0.00%	0.00%
YONETTE HERCULES						167					167	0.00%	0.00%
YORK SACCOMANNO						1,389					1,389	0.00%	0.00%
YUAN HAN						125					125	0.00%	0.00%
YVETTE MELBY						125					125	0.00%	0.00%
YVONNE BRAUN						139					139	0.00%	0.00%
YVONNE CORDOVA						125					125	0.00%	0.00%
ZANE VELLA						278					278	0.00%	0.00%
TOTAL OUTSTANDING:	12,796,516	231,829	2,967,000	512,789	6,036,922	6,220,911	7,588,855	67,023	83,333	691,302	37,196,480	100.00%	94.02%
Options Available for Grant:		0	2,367,563								2,367,563		5.98%
TOTAL FULL-DILUTED											39,564,043		100.00%
*Series C Shares Outstanding is as of 9/30/24 per the transfer agent, Colonial

Section 2.7	Litigation

CIPA Notice of Service (December 2025) (“CIPA Claim”). The Company has engaged on this matter, and the claimant has asked for $25,000. The Company views this as a nuisance matter without merit and expects that it will settle for a lesser amount.

Section 2.8	Intellectual Property

(e)

Trademark	Country	Reg. No.	Reg. Date	Status
COYUCHI	Australia	1725902	10/6/2015	Registered

2ND HOME	EUTM	018455935	1/5/2022	Registered

AIR WEIGHT	EUTM	015246663	12/16/2020	Registered

CLOUD BRUSHED	EUTM	018455936	8/28/2021	Registered

CLOUD LOOM	EUTM	018455938	11/10/2021	Registered

COYUCHI	EUTM	014653778	2/1/2016	Registered

COYUCHI	EUTM	018455934	11/19/2021	Registered

FOUR CIRCLE STAR DESIGN	EUTM	018455940	11/19/2021	Registered

COYUCHI	New Zealand	1029066	4/7/2016	Registered

COYUCHI	Republic of Korea (South)	401367965	6/12/2018	Registered

COYUCHI	Taiwan	01773502	6/1/2016	Registered

2ND HOME	United Kingdom	UK00003628508	8/27/2021	Registered

2ND HOME	United Kingdom	UK00003628520	8/27/2021	Registered

AIR WEIGHT	United Kingdom	UK00915246663	12/16/2020	Registered

CLOUD BRUSHED	United Kingdom	UK00003628511	8/21/2021	Registered

CLOUD LOOM	United Kingdom	UK00003628515	11/12/2021	Registered

COYUCHI	United Kingdom	UK00003628500	8/27/2021	Registered

COYUCHI	United Kingdom	UK00914653778	2/1/2016	Registered

2ND HOME	United States of America	6416773	7/13/2021	Registered

AIR WEIGHT	United States of America	4982921	6/21/2016	Registered

AIR WEIGHT	United States of America	4982922	6/21/2016	Registered

CLOUD BRUSHED	United States of America	6523928	10/19/2021	Registered

CLOUD LOOM	United States of America	6497492	9/28/2021	Registered

COYUCHI	United States of America	2136633	2/17/1998	Registered

COYUCHI	United States of America	5436851	4/3/2018	Registered

COYUCHI	United States of America	6417304	7/13/2021	Registered

COYUCHI	United States of America	PENDING	PENDING	PENDING

FOUR CIRCLE STAR DESIGN	United States of America	6452513	8/17/2021	Registered

FOUR CIRCLE STAR DESIGN	United States of America	6885476	10/25/2022	Registered

TURIYA	United States of America	6770606	6/28/2022	Registered

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Section 2.10	Agreements; Actions

(a)

Genesis - Employer of Record Services Agreement (July 2023)

Radial – Master Service Agreement (April 2024)

Mountain Ridge Capital - Credit and Security Agreement (June 2025)

Shopify Plus - Service Agreement (June 2023)

Existing Senior Loan

(b)

Existing Senior Loan.

Loan Agreement dated May 22, 2023, by and between Coyuchi, Inc. as borrower and Marie-Rose Kahane as Lender, as amended and related Subordination Agreement

Promissory Note dated June 5, 2025, by Coyuchi, Inc. in favor of Kevin Brine and Jessica Smith. as amended and related Subordination Agreement

$750,000 Promissory Note with Kevin Brine and Jessica Smith, 10/16/25, and related Warrant and Subordination Agreement

$250,000 Promissory Note with Stewart Family Trust, 10/16/25, and related Warrant and Subordination Agreement

$100,000 Promissory Note with Kevin Surace, 10/16/25, and related Warrant and Subordination Agreement

$100,000 Promissory Note with Marc Baer, 1/15/26

$500,000 Promissory Note with David Landau, 2/3/26

Section 2.11	Certain Transactions

Grants under the Company’s Stock Plans

Loan Agreement dated May 22, 2023, by and between Coyuchi, Inc. as borrower and Marie-Rose Kahane as Lender, as amended and related Subordination Agreement

Promissory Note dated June 5, 2025, by Coyuchi, Inc. in favor of Kevin Brine and Jessica Smith. as amended and related Subordination Agreement

$750,000 Promissory Note with Kevin Brine and Jessica Smith, 10/16/25, and related Warrant and Subordination Agreement

$250,000 Promissory Note with Stewart Family Trust, 10/16/25, and related Warrant and Subordination Agreement

$100,000 Promissory Note with Kevin Surace, 10/16/25, and related Warrant and Subordination Agreement

$100,000 Promissory Note with Marc Baer, 1/15/26, and related Warrant and Subordination Agreement

$500,000 Promissory Note with David Landau, 2/3/26, and related Warrant and Subordination Agreement

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Advisory letter agreement with Silvia Mazzucchelli dated April 11, 2022, addendum dated October 26, 2022, and addendum dated September 3, 2024

Advisory (Director) letter agreement with Amber Tarshis dated April 25, 2022, and addendum dated October 26, 2022, and addendum dated July 8, 2025

Letter agreement with Margaret Stewart dated September 11, 2024

Section 2.12	Rights of Registration and Voting Rights

The Company’s Second Amended and Restated Voting Agreement.

The Company’s Investor Rights Agreement.

The Company’s Regulation A Offering Statement filed under the Securities Act.

Section 2.13	Tangible and Real Property

Existing Senior Loan

Radial – Master Service Agreement (April 2024) and related Notice and Waiver

Section 2.14	Financial Statements

The Company’s audited financial statements for the fiscal year ended December 31,2024 will not be delivered to the Purchaser until after the Closing.

Section 2.15	Changes

The parent or Affiliate of Saks.com LLC, through whom the Company has sold products via a Brand-Direct Marketplace Seller Terms and Conditions, has filed for Chapter 11 bankruptcy protection

Section 2.16	Employee Matters

(c)

(i) None

(ii) None (e)

The only former Key Employee with whom the Company has entered into a release is Eileen Mockus.

(f)

None

Section 2.17	Tax Returns and Payments

Coyuchi entered into a 24 month payment plan with the Illinois Department of Revenue, commencing on October 15, 2024, to pay an outstanding sales & use tax liability of $71,459.00 ($88,632.97 including penalties & interest).

Section 2.22	Data Privacy

CIPA Claim.

4